UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )
_______________________________

☒ Filed by the Registrant

☐ Filed by a party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
NuScale Power Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

    April 15, 2026
Fellow Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of NuScale Power Corporation (“NuScale”) Stockholders on Friday, May 29, 2026, at 1:30 p.m. Pacific Time. This will be a virtual meeting, meaning that attendance at the Annual Meeting will solely be by means of remote communication via the internet at www.virtualshareholdermeeting.com/SMR2026. There will be no physical location at which stockholders may attend the meeting. We encourage you to access the Annual Meeting prior to the start time to allow ample time for online check-in. The website will be open for check-in beginning at 1:00 p.m. Pacific Time on the date of the Annual Meeting.
All NuScale stockholders of record at the close of business on March 30, 2026, will be able to vote and participate in the meeting by remote communication. Any person who was not a stockholder as of the record date may attend the Annual Meeting as an observer but will not be able to vote or ask questions. We encourage you to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail or over the Internet as soon as possible.
You may attend the Annual Meeting and cast your vote at www.proxyvote.com. Have your 16-digit “Control Number” available and then follow the instructions. The Control Number is a 16-digit number that you can find in the Notice of Internet Availability of Proxy Materials (if you received proxy materials via electronic delivery), proxy card (if you are a stockholder of record who received proxy materials by mail) or voting instruction form (if you are a beneficial owner who received proxy materials by mail). Beneficial owners who do not have a control number should follow the instructions provided on the voting instruction card or otherwise provided by your bank, broker or other nominee. The accompanying proxy statement, form of proxy card and related materials are first being made available to stockholders on or around April 15, 2026.
Along with the other members of our Board of Directors, we look forward to you joining us virtually at this year’s meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in NuScale’s business.
Sincerely,

Alan L. Boeckmann	John L. Hopkins
Chairman of the Board	Chief Executive Officer

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT

NuScale Power Corporation

1100 NE Circle Blvd., Suite 350
Corvallis, OR 97330

Notice of Annual Meeting of Stockholders
Friday, May 29, 2026
1:30 p.m. Pacific Time
www.virtualshareholdermeeting.com/SMR2026
The principal business of the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of NuScale Power Corporation (the “Company” or “we”) will be to:
1.Elect nine directors to serve until the next annual meeting or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal;
2.Hold a non-binding advisory vote to approve executive compensation;
3.Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4.Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
You can vote at the Annual Meeting by proxy if you were a stockholder of record at the close of business on March 30, 2026. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.
We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders who have not opted out of electronic Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors

William J. Cooper Secretary

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT

Corvallis, Oregon
April 15, 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 29, 2026. The Notice of Annual Meeting, proxy statement and our 2025 Annual Report to Stockholders are available electronically at www.nuscalepower.com.
Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“2025 Annual Report on Form 10-K”), which includes our financial statements for the fiscal year ended December 31, 2025, on the website of the U.S. Securities and Exchange Commission (“SEC”) at www.SEC.gov, or under “SEC Filings” in the “Investor” section of our website at www.nuscalepower.com. You may also obtain a printed copy of our 2025 Annual Report on Form 10-K free of charge by sending a written request to: Corporate Secretary, NuScale Power Corporation, 1100 NE Circle Blvd., Suite 350, Corvallis, OR 97330. Exhibits to the 2025 Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Information not contained in this proxy statement or expressly incorporated by reference is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing we make with the SEC.
Cautionary Note Regarding Forward Looking Statements
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical or current facts, including, without limitation, statements regarding expectations, beliefs, intentions, plans and objectives of management for future operations, are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objectives,” “permit,” “plan,” “potential,” “possible” “projected,” “seek,” “should,” “strategy,” “target,” “will,” “would” and variations and similar words and expressions are intended to identify forward-looking statements. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations and you should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives or other business decisions, as well as from developments beyond the Company’s control, including: deterioration in domestic and global economic conditions, including heightened inflation and the imposition of tariffs, capital markets volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT

from competitive conditions; our ability to successfully develop, manufacture and commercialize our product and related technology; consumer preferences and acceptance of our product and services; our ability to raise capital; our milestone contribution agreement with ENTRA1 Energy LLC; international, regulatory, political or military developments; technological developments; labor markets and activities; adverse weather conditions or natural disasters; and legal or tax changes. Such developments may further affect commercial nuclear and energy businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability; and demand for our products and services.
Additional factors are set forth in the Company’s 2025 Annual Report on Form 10-K filed with the SEC, under the caption “Risk Factors” and may be updated in subsequent filings with the SEC, including, among others, Quarterly Reports on Form 10-Q.
WEBSITE REFERENCES
Throughout this Proxy Statement, we make references to additional information available on our corporate website at www.nuscalepower.com. References to our website are provided for convenience only and the content on our website does not constitute a part of this proxy statement.

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT

NUSCALE POWER CORPORATION PROXY STATEMENT
NuScale Power Corporation, a Delaware corporation (“NuScale”, the “Company”, “we”, “our”, or “us”), is furnishing this proxy statement, the accompanying 2025 Annual Report on Form 10-K, the Notice of Annual Meeting and the proxy card to the stockholders of NuScale in connection with our solicitation of proxies for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will occur virtually through an audio webcast, accessible at www.virtualshareholdermeeting.com/SMR2026, on Friday, May 29, 2026, at 1:30 p.m. Pacific Time. On or about April 15, 2026, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2025 Annual Report on Form 10-K. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.
Stockholders are encouraged to submit questions in advance of the Annual Meeting by visiting www.proxyvote.com before 11:59 p.m. Eastern Time on Thursday, May 28, 2026, and entering their 16-digit “Control Number.”  During the Annual Meeting, we will answer as many stockholder-submitted questions related to the business of the Annual Meeting as time permits.

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 1

BOARD OF DIRECTORS

Director Skills Matrix

Our directors and director nominees bring a balanced mix of skills, qualifications and experience and we believe their diverse backgrounds contribute to an effective and well-balanced board of directors. References throughout this proxy statement to the “Board” refer to the Board of Directors of NuScale.

DIRECTOR SKILLS MATRIX(1)
Attributes and Experience	Alan Boeckmann	Bum-Jin Chung	Shinji Fujino	Stuart Harshaw	John L. Hopkins	Dale Klein	Kent Kresa	Diana Walters	Kimberly Warnica	Total
Independent	√	√	√	√		√	√	√	√	8/9
Other Current or Prior Public Company Director Experience	√			√		√	√	√		5/9
Public Company CEO Experience	√			√	√(2)		√			4/9
Financial / Accounting Knowledge	√		√	√	√	√	√	√	√	8/9
Organization Governance / Compliance	√			√	√	√	√	√	√	7/9
Nuclear Experience		√			√	√				3/9
Legal									√	1/9
Corporate Development / Governance	√		√	√		√	√	√	√	7/9
Risk Management	√			√		√	√	√	√	6/9
Regulatory Matters & Governance	√	√				√	√	√	√	6/9
Strategic Planning & Focus	√	√	√	√	√	√	√	√	√	9/9
Cybersecurity Risk Oversight Training	√					√			√	3/9
Engineering, Procurement & Construction (EPC)	√	√		√	√	√				5/9
Energy Industry Experience(3)	√	√	√	√	√	√		√	√	8/9
Diversity (nationality, gender, race or ethnicity)		√	√					√	√	4/9
(1)    We have jointly agreed with Alvin Collins, III, that he will not stand for re-election at the Annual Meeting and will no longer serve on our Board following the Annual Meeting.
(2)    Current President and Chief Executive Officer of NuScale
(3)    Domestic & international experience

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 2

Director Biographies
Alan L. Boeckmann has served on the Board since December 3, 2020 and as our non-executive chairman since January 2025. Previously, Mr. Boeckmann served as the Executive Chairman of Fluor Corporation, one of the world’s largest publicly traded engineering, procurement, fabrication, construction and maintenance companies, from May 2019 to May 2022, non-executive Chairman of Fluor Corporation from 2011 until his retirement from that position in 2012, and Chairman and Chief Executive Officer of Fluor Corporation from February 2002 until his retirement from that position in 2011. Mr. Boeckmann joined Fluor Corporation in 1979 with previous service from 1974 to 1977 and held various positions at Fluor Corporation. Mr. Boeckmann previously served on the board of Sempra (formerly Sempra Energy), from May 2011 to May 2023, BP p.l.c. from July 2014 to May 2019, and Archer Daniels Midland Co., from February 2012 to November 2019. Mr. Boeckmann graduated from the University of Arizona, with a degree in electrical engineering.
Skills and Qualifications: Mr. Boeckmann’s experience as former Chairman and Chief Executive Officer of Fluor Corporation, along with his 36 years of experience with Fluor Corporation, give him a deep knowledge of large-scale EPC and the opportunities, challenges and operations that NuScale has and will face. Additionally, his service as a director on other public company boards allows him to bring a diverse knowledge of strategy, finance and operations to our Board.
Bum-Jin Chung has served on the Board since December 2022. Dr. Chung has been a Professor in the Nuclear Engineering Department of Kyung Hee University, Korea since March 2013. Previously, Dr. Chung was vice president of the Korean Nuclear Society, a group focused on the development of nuclear-related academies and technology, from September 2017 to August 2022 and president from September 2023 to December 2024. He was elected as the full member of the National Academy of Engineering, Korea in 2025. He has worked for the Korean Ministry of Science and Technology from February 1995 to February 2002. He has previously been a Professor of the Nuclear and Energy Engineering Department of Jeju National University, Korea from March 2002 to February 2013 and he has led the nuclear research and development division at the National Research Foundation of Korea from March 2012 to February 2013. Dr. Chung was appointed to the Energy Committee at the Korean Ministry of Commerce, Industry and Energy in September 2022 after previously being a member of the Electricity Policy Review Committee since September 2016. Dr. Chung has been an active member of the following Korean governmental committees: Nuclear Safety Expert Committee of the Ministry of Education, Science and Technology (“MEST”); Policy Advisory Committee of MEST; Presidential Mission Evaluation Committee of MEST; and the Electricity Demand and Supply Planning Committee of the Ministry of Knowledge and Economy. He has participated in international expert activities  organized by the International Atomic Energy Agency (IAEA) and the Organization for Economic Cooperation and
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 3

Development (OECD). He is a civilian member of the Atomic Energy Promotion Committee chaired by the Korean Prime Minister. Dr. Chung received a Bachelor of Science, Master’s and Ph.D. from Seoul National University, Korea on the topic of AP-600 containment cooling capability and completed post-graduate study at the University of Manchester, U.K.
Skills and Qualifications: Dr. Chung’s technical expertise and deep knowledge of nuclear energy developments in Korea and internationally enable him to provide guidance on business strategy and power markets.
Shinji Fujino has served on the Board since December 2022. Mr. Fujino currently serves as a Special Advisor to the President of Akita International University, as a Senior Advisor to LOOPARTS Inc., a start-up company that develops technologies to recycle aluminum scrap, and as a Senior Advisor to EX-Fusion, a fusion energy start-up. Mr. Fujino began serving in each of his current positions in April 2026. Mr. Fujino previously served as a senior advisor at Unison Capital, Inc., a private equity fund, from April 2022 through March 2026. He also previously served as Chief Executive Officer of Protein Immuno-Engineering Laboratories, Inc., a startup he co-founded that provides a technological platform to develop vaccine seeds to prevent large-scale viral outbreaks, from December 2023 through February 2026. Prior to the above roles, he was the managing executive officer and global head of equity finance group at the Japan Bank for International Cooperation (“JBIC”), a public financial institution and export credit agency, from October 2016 to June 2021, where he oversaw investing abroad, including in energy sectors such as renewables, hydrogen fuels, power batteries, and natural gas facilities and JBIC’s investment in NuScale through Japan NuScale Innovation, LLC. Mr. Fujino entered the Ministry of Economy, Trade and Industry (“METI”) of the Government of Japan in 1987. He has worked on a wide range of policy areas, particularly energy policy, industrial policies, and international affairs in METI and other governmental agencies. Between 1995 and 1997, he worked in the Organization for Economic Co-operation and Development in Paris to promote modern biotechnologies. From 2008 to 2012, he worked in the International Energy Agency in Paris and as the Head of the Country Studies Division, he led energy policy reviews of its member states in developed economies and analyzed their energy mixes including fossil fuels, renewables, and nuclear. From 2012 to 2016, he worked in the Japan Oil, Gas and Metals National Corporation, a governmental agency under METI which supports Japanese industries in developing oil, gas and metal resources abroad, at which he was Director General of Business Strategy Department in oil and gas sectors, and later Executive Director, Member of the Board. Mr. Fujino received his Bachelor of Science and Master of Science in physics from the University of Tokyo.
Skills and Qualifications: Mr. Fujino is qualified to serve on the Board based on his financial expertise and understanding of the energy industry.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 4

Stuart A. Harshaw is being nominated to join the Board for the first time at the Annual Meeting.  Mr. Harshaw has served as director, president and chief executive officer of Nickel Creek Platinum Corp., a mining exploration and development company, since October 2020 and is the president of Stuart Harshaw Consulting, a consulting company, since January 2018. Previously, Mr. Harshaw held senior leadership roles with Vale S.A., a mining company, from July 2007 to October 2017 and Inco Ltd., a mining company, from 1990 to 2006. Mr. Harshaw has served as a director of International Tower Hill Mines LLC. since April 2018 and as a director of Platinum Group Metals Limited since April 2019. He was previously a director of Constantine Metal Resources Ltd. from July 2018 to December 2020. Mr. Harshaw earned a Bachelor of Science in metallurgical engineering from Queen's University and a Master of Business Administration from Laurentian University.
Skills and Qualifications: Mr. Harshaw is qualified to serve on the Board based on his experience in the mining industry and extensive knowledge of large-scale EPC, including the opportunities, challenges and operations that NuScale has and will face. He also brings experience from his service as a director of other boards that will enhance the skills and capabilities of the Board.
John L. Hopkins has been at the helm of NuScale as its President and Chief Executive Officer since December 2012. He has served on the Board during the same period, and additionally served as the Board’s Executive Chair from December 2012 to December 2021. Prior to joining NuScale, Mr. Hopkins had a notable career at Fluor Corporation, where he commenced his journey in 1989. Over the years, he ascended through various leadership positions at Fluor Corporation entrenched in global operations and business development, ultimately serving as a corporate officer from 1999 until joining NuScale in December 2012. Mr. Hopkins is actively engaged in numerous professional and business organizations, holding influential positions such as a member of the Executive Committee, Audit Committee, and Compensation Committee of the United States Chamber of Commerce in Washington, D.C. He previously chaired both the Board and the Executive Committee. His experience also includes serving on the U.S. Department of Energy’s Nuclear Energy Advisory Committee from 2019 to 2020, alongside current roles as a member of the Nuclear Energy Institute Executive Committee and as an Energy Task Force Member at the Atlantic Council and the International Atomic Energy Agency’s Group of Vienna. As a senior energy policy advisor at I Squared Capital in New York, Mr. Hopkins has also made significant contributions as a senior executive member on the boards of Fluor Netherlands and Fluor United Kingdom, chaired Savannah River Nuclear Solutions, LLC, and held a directorship with the Business Council for International Understanding. Mr. Hopkins holds a Business Bachelor of Arts from the University of Texas at Austin and has participated in several advanced management programs.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 5

Skills and Qualifications: Mr. Hopkins is qualified to serve on the Board due to his in‐depth knowledge of NuScale and its operational dynamics, strategic relationships with key stakeholders, and extensive experience in management, particularly within the nuclear sector and engineering and construction fields.
Dale Klein is being nominated to join the Board for the first time at the Annual Meeting.  Dr. Klein is a Professor Emeritus in Engineering at the Cockrell School of Engineering at The University of Texas at Austin, where he has worked since September, 1977 (apart from a leave of absence while he worked for the U.S. Government).  Dr. Klein previously served as the Associate Vice Chancellor for Research at The University of Texas System from January 2011 to August 2022.  Dr. Klein was a commissioner on the U.S. Nuclear Regulatory Commission from 2006 to March 2010, where he was appointed as Chairman by President George W. Bush from July 2006 to May 2009.  Prior to the U.S. Nuclear Regulatory Commission, Dr. Klein served as the Assistant to the Secretary of Defense for Nuclear, Chemical and Biological Defense Programs beginning in 2001.  Dr. Klein has served as a director of The Southern Company since July 2010. He also served on the board of Pinnacle West Capital Corporation and its subsidiary, Arizona Public Service Company from June 2010 to May 2023. He serves on the Committee for Nuclear Power in the United Arab Emirates and chairs the Nuclear Reform Monitoring Committee for the Tokyo Electric Power Company following the Fukushima Daiichi nuclear accident. Dr. Klein also serves on the boards of : AVANTech Inc. and Los Alamos Technical Associates.  Dr. Klein was elected to the National Academy of Engineering in February 2025 for leadership in the development of programs that enhance the safety of nuclear power plants worldwide. Dr. Klein holds a doctorate in nuclear engineering from the University of Missouri-Columbia.
Skills and Qualifications: Dr. Klein is qualified to serve on the Board based on his technical expertise, experience in the nuclear industry, and his deep understanding of NuScale’s business environment and opportunities. In addition, he brings valuable experience from his service as a director on other energy company boards and committees.
Kent Kresa has served on the Board since August 2019. Mr. Kresa previously served as the chief executive officer, president and chairman of Northrop Grumman Corporation, an aerospace company, until his retirement in 2003. Mr. Kresa serves as Chairman of the Board and CEO of Quantum Digital Solutions Corporation and a Director of Systems & Technology Research Corporation, both private for-profit organizations. He is also a Life Trustee and Chairman Emeritus of the California Institute of Technology. Mr. Kresa previously served on the public company board of MannKind Corporation from 2004 to October 2024, where he served as chair of the Organization and Compensation Committee, a member of the Nominating and Corporate Governance Committee, and Chairman, and previously served as Chairman and Director of General Motors Corporation, Director of Fluor Corporation and Chairman and Director of Avery Dennison Corporation. Mr. Kresa served as Chairman of the Audit Committee while
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 6

serving as a Director of General Motors Corporation and Fluor Corporation. He holds a Bachelor of Science and Master of Science in aeronautics and astronautics, and an Engineer in Aeronautics and Astronautics degree, from the Massachusetts Institute of Technology.
Skills and Qualifications: Mr. Kresa was selected to serve on the Board based on his significant financial and accounting expertise, and based on his experience as a director on other public and private company boards.
Diana J. Walters has served on the Board since December 2024. Ms. Walters is currently managing partner of Amichel, LLC, a company engaged in financial advisory/consulting services and equestrian activities, since she founded it in 2000 and serves as senior advisor of Independence Point Advisors, an investment bank, since January 2022. Previously, Ms. Walters served as President and chief executive officer of Liberty Metals and Mining Holdings, LLC, a subsidiary of Liberty Mutual that made specialized investments in the metals and mining sector, from January 2010 to September 2014, senior vice president of Liberty Mutual Asset Management Inc., an asset management subsidiary of Liberty Mutual Holding Company Inc., from January 2010 to September 2014, managing partner of Eland Capital, LLC, a natural resources advisory firm founded by her, from August 2008 to January 2011, and chief financial officer of Tatham Offshore, Inc., an oil and gas company, from 1993 to 1996. Ms. Walters also served in numerous roles in the private equity, investment banking, capital markets, and advisory sectors. She currently serves on the boards of Trilogy Metals Inc. since 2015 and Platinum Group Metals Limited since 2013, where she is Chair and previously served on the board of Atmos Energy Corp. from November 2018 to January 2025. She received her Bachelor of Arts in the Plan II Honors Program and a Master of Arts in Energy and Mineral Resources from The University of Texas at Austin.
Skills and Qualifications: Ms. Walters is qualified to serve on the Board based on her more than 35 years of leadership experience in the natural resources sector, including energy, power and mining/metals and her experience in private equity, investment banking, capital markets and advisory sectors.
Kimberly O. Warnica has served on the Board since May 2022. Ms. Warnica joined Apache Corporation, a company engaged in hydrocarbon exploration, in January 2025 as executive vice president and chief legal officer. She served at Marathon Oil Corporation, an oil and gas company, from January 2021 to December 2024 as executive vice president, general counsel and secretary, responsible for the compliance, corporate communications, government relations and legal functions. She was executive vice president, general counsel, chief compliance officer and secretary at Alta Mesa Resources, Inc., an independent oil and gas exploration and production company, from 2018 to 2020, leading the compliance, human resources, facilities, contract administration, corporate communications and legal departments. Prior to joining Alta Mesa Resources Inc., Ms. Warnica served in several leadership positions at Marathon
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 7

Oil and Freeport-McMoRan Oil & Gas (formerly Plains Exploration and Production Company). She started her career at a national law firm, Andrews Kurth LLP (now known as Hunton Andrews Kurth LLP). Ms. Warnica holds a Bachelor of Science degree from Texas A&M University as well as a Juris Doctor from the University of Texas School of Law.
Skills and Qualifications: Ms. Warnica is qualified to serve on our Board due to her over 25 years of experience in the energy industry, deep understanding of the sector and broad leadership experience in strategy, finance, risk management, regulatory matters and governance.
Director Voting Standard
Directors shall be elected if the number of votes cast for any such director exceeds the number of votes cast against such director by the stockholders present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class. Newly created directorships or any vacancy on the Board may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum. Each of our directors holds office until the next annual meeting of stockholders and until his or her successor has been elected or appointed and qualified, subject to his or her earlier resignation, removal or death.
Board and Committee Composition
The following table shows the current chairs and membership of each committee, and the independence status of each current director, as determined under the applicable rules and regulations of the SEC and the listing requirements and rules of the New York Stock Exchange (“NYSE”). The following table also includes the two new nominees to the Board and their related independence determination. Each new director nominee, if approved to join the Board following the Annual Meeting, will be further evaluated by the Nominating & Corporate Governance Committee and recommended for membership to committees of the Board thereafter.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 8

Director	Independent	Audit Committee(1)	Organization & Compensation Committee	Nominating & Corporate Governance Committee	Executive Committee	Special Committee(2)
Alan Boeckmann (Board Chairman)	√		☼	√	☼
Bum-Jin Chung	√			√		√
Alvin Collins, III(3)
Shinji Fujino	√	√				√
Stuart Harshaw(4)	√
John L. Hopkins					√
Dale Klein(4)	√
Kent Kresa	√	☼ (5)	√		√	☼
Diana Walters	√	√ (5)
Kimberly Warnica	√		√	☼	√
☼ Committee Chair
(1)The Board has determined that each member of the Audit Committee is financially literate under the NYSE rules.
(2)The Special Committee was disbanded February 24, 2026.
(3)We have jointly agreed with Alvin Collins, III, that he will not stand for re-election at the Annual Meeting and will no longer serve on our Board following the Annual Meeting.
(4)New Director Nominees.
(5)Audit Committee financial experts

Meeting Attendance
During the fiscal year ended December 31, 2025, the Board met a total of 18 times, and the various committees of the Board met a total of 48 times. Each of the current directors attended at least 75% of the meetings of the Board and of the committees on which he or she served during the fiscal year.
The Board has adopted a policy under which each member of the Board is strongly encouraged but not required to attend each annual meeting of our stockholders.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 9

CORPORATE GOVERNANCE

NuScale’s corporate governance structure includes:
•all members of the Audit Committee, Organization and Compensation Committee (the “Compensation Committee”) and Nominating and Corporate Governance Committee (the “Nominating and Governance Committee”) are independent directors;
•independent directors meet regularly in executive sessions without the presence of NuScale’s corporate officers or non-independent directors;
•the presiding director for executive sessions is the Board chair or the committee chair of the meeting where the executive session takes place;
•at least one of NuScale’s directors qualifies as an “audit committee financial expert” as defined by the SEC; and
•other corporate governance best practices such as implementing a robust director education program, which includes annual director training of NuScale’s policies and programs and a membership to the National Association of Corporate Directors (“NACD”) to assist them in remaining current with best practices and developments in board oversight and corporate governance, as well as opportunities to participate in NACD fellowship programs on leading boardroom practices and commitment to boardroom excellence.
Independence of the Board of Directors
The NYSE’s rules require that independent directors must comprise a majority of a listed company’s board of directors. Additionally, the Board’s Audit Committee, Nominating and Governance Committee and Compensation Committee must be comprised entirely of independent directors. The majority of our Board and all of our committees are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.
In accordance with NYSE listing standards and our Corporate Governance Guidelines, our Board determines annually which directors are independent and, through the Nominating and Governance Committee, oversees the independence of directors throughout the year. In addition to meeting the minimum NYSE standards of independence, a director qualifies as “independent” only if the Board affirmatively determines that the director has no material relationship with the Company (either directly, or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company).
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 10

A relationship is “material” if, in the judgment of the Board, the relationship would interfere with the director’s independent judgment.
Our Board has adopted director independence standards for assessing the independence of our directors. These criteria include restrictions on the nature and extent of any affiliations the directors and their immediate family members may have with us, our independent accountants, organizations with which we do business, other companies where our executive officers serve as Compensation Committee members and non-profit entities with which we have a relationship. Our independence standards are included in our Corporate Governance Guidelines, which are available at www.nuscalepower.com/investors/governance.
Based upon information requested from and provided by each of our directors concerning his or her background, employment and affiliations, including family relationships, the Board, as recommended by the Nominating and Governance Committee, has determined that each of the Company’s directors (other than Messrs. Collins and Hopkins) is independent of the Company and its management under NYSE listing standards and the standards set forth in our Corporate Governance Guidelines. Additionally, as Mr. James T. Hackett departed from the Board in January 2025, it was previously affirmatively determined that Mr. Hackett was also an independent director under NYSE listing standards and the standards set forth in our Corporate Governance Guidelines during his term as a director. The Board also determined that each of the members of the Audit Committee and Compensation Committee satisfies the enhanced independence standards applicable to members of such a committee under the NYSE standards and our director independence standards for such committee. Mr. Hopkins is not independent because of his employment as President and Chief Executive Officer of the Company. Mr. Collins is not independent because of his current employment with Fluor.
Additionally, based upon information requested from and provided by each of our two new director nominees concerning his background, employment and affiliations, including family relationships, the Board, as recommended by the Nominating and Governance Committee, has determined that each of Messrs. Harshaw and Klein is independent of the Company and its management under NYSE listing standards and the standards set forth in our Corporate Governance Guidelines.
Finally, the Board reviewed charitable contributions made to non-profit organizations for which Board members (or their respective spouses) serve as an executive officer or on the board of directors of such non-profit. No organization received contributions in a single year in excess of the greater of 2% of such non-profit’s consolidated gross revenues or $100,000, which falls below the threshold of the Company’s independence standards.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 11

Board Leadership Structure
The Board has determined that our current structure of separating the roles of Chairman of the Board and Chief Executive Officer is in the best interests of our Company and our stockholders. Mr. Boeckmann has served as Chairman of the Board since January 2025 following the departure of Mr. Hackett from the role of non-executive Chairman of the Board; and Mr. Hopkins has been the Chief Executive Officer of our Company since December 2012. As Chairman of the Board, Mr. Boeckmann focuses on organizing Board activities to enable our Board to effectively provide guidance to and oversight (including risk oversight) and accountability of management. The Chairman of the Board, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of our Board, provides the Chief Executive Officer ongoing direction regarding Board needs, interests and opinions, and ensures our Board agenda is appropriately directed toward matters significant to our Company. Separating the roles of Chairman of the Board and Chief Executive Officer allows Mr. Hopkins, as Chief Executive Officer, to focus on managing the day-to-day direction and implementing the long-term strategic goals of our Company.
Role of Board in Risk Oversight
The Board has extensive involvement in the oversight of risk management related to NuScale and its business and accomplishes this oversight through the regular reporting to the Board by each of its committees about their respective risk oversight activities. In its risk oversight role, the Board and each of its committees regularly review and discuss, internally and with management, the material short-, intermediate-, and long-term risks confronting our business, based on reports prepared and delivered by management and outside advisors that address these risks and other information deemed relevant. The Audit Committee periodically reviews NuScale’s risks relating to accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls, compliance with legal and regulatory requirements, and information system controls and cybersecurity-related matters. The Audit Committee also oversees our enterprise risk management program, which includes the review of operational issues, such as supply chain risks. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the Audit Committee reviews and discusses all significant areas of NuScale’s business and summarizes for the Board key areas of financial risk and the appropriate mitigating factors. In addition, the Nominating and Governance Committee also has a role in reducing risk through the evaluation and choice of Board members who hold management accountable, oversees the firm’s integrity, charters and governance policies which guide the organization’s checks and balances, and approves delegations of authority. The Compensation Committee also has a role in risk management and mitigation by ensuring
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 12

that the Company’s compensation philosophy and programs do not induce excessive risk-taking by management and instead reward good stewardship of stockholder investments.
Board Committees
The standing committees of the Board include an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and an Executive Committee. The Board may from time to time establish other committees.
Our President and Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit, Compensation, Nominating and Governance and Executive Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.
Audit Committee
Our Audit Committee is composed of Messrs. Kresa (chair) and Fujino and Ms. Walters. Each member of the Audit Committee is financially literate and qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act. Mr. Kresa and Ms. Walters qualify as “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K and possess financial sophistication, as defined under the rules of the NYSE.
The purpose of the Audit Committee is to assist the Board in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications, independence, and performance, and (4) the performance of our internal audit function. Among its other duties, the Audit Committee is charged with preparing the audit committee report required by the SEC to be included in NuScale’s proxy statement, reviewing the adequacy and effectiveness of the Company’s internal controls, including computerized information system controls and cybersecurity. The Audit Committee also reviews, approves and oversees any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis, and develops policies and procedures for the Audit Committee's approval of related party transactions. There were eight meetings of the Audit Committee in 2025.
The Audit Committee has a written charter that is available on our website, www.nuscalepower.com.
Organization and Compensation Committee
Our Compensation Committee is composed of Messrs. Boeckmann (chair) and Kresa and Ms. Warnica. The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 13

relating to the review and determination of executive compensation, including (1) setting our compensation program and the compensation of our executive officers and directors and (2) monitoring our incentive and equity-based compensation plans. Among its other responsibilities, the Compensation Committee provides the Compensation Committee report required by SEC rules, reviews, approves and recommends to the Board for approval, employment agreements and severance arrangements or plans with executive officers, periodically reviews management’s officer and executive succession plan, and generally oversees the Company's strategic employment and workplace policies, practices and outcomes. As discussed in the Director Compensation and Executive Compensation sections below, the Compensation Committee has retained FW Cook, an independent compensation consultant, as its advisor (“Compensation Consultant”).  The Compensation Committee also has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as it may deem appropriate. There were six meetings of the Compensation Committee in 2025.
Our Compensation Committee has a written charter that is available on our website, www.nuscalepower.com.
Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Ms. Warnica (chair) and Messrs. Boeckmann and Chung. The purpose of the Nominating and Governance Committee is to assist the Board in discharging its responsibilities relating to the Company’s director nominations process and procedures, developing and maintaining the Company’s corporate governance policies and any related matters required by the federal securities laws. Among its other responsibilities, the Nominating and Governance Committee (1) identifies individuals qualified to become new members of the Board, consistent with criteria approved by the Board, (2) reviews the qualifications of incumbent directors to determine whether to recommend them for reelection and selects or recommends that the Board select, the director nominees for the next annual meeting of stockholders, (3) identifies potential members qualified to fill vacancies on any Board committee and recommends that the Board appoint the identified member or members to the applicable committee, (4) reviews and recommends to the Board corporate governance principles applicable to NuScale, and (5) oversees the evaluation of the Board and management. There were five meetings of the Nominating and Governance Committee in 2025.
Our Nominating and Governance Committee has a written charter that is available on our website, www.nuscalepower.com.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 14

Executive Committee
The Board has established an Executive Committee, comprised of the Board Chairman, NuScale’s President and Chief Executive Officer, and the Chairs of the other three standing committees: Audit, Compensation and Nominating and Governance. Mr. Boeckmann, as Board Chairman and Chair of a standing committee, Mr. Hopkins, as NuScale’s President and Chief Executive Officer, Mr. Kresa and Ms. Warnica, as Chairs of the remaining standing committees, are the current members of the Executive Committee. There were nine meetings of the Executive Committee in 2025. Should a meeting of the Executive Committee be called when the Board is not in session, the Executive Committee has all of the power and authority of the Board, subject to applicable laws, rules, regulations and listing standards of the NYSE.
Special Committee
Our Special Committee was composed of Messrs. Kresa (chair) Chung and Fujino. The purpose of the Special Committee was to evaluate Fluor Corporation’s monetization alternatives for its equity position in the Company. There were 20 meetings of the Special Committee in 2025. The Special Committee was established in July 2025 and disbanded in February 2026 following execution of the Exchange Agreement with Fluor on November 6, 2025.
Director Criteria
Pursuant to the Nominating and Governance Committee charter, the Nominating and Governance Committee has developed and the Board has approved criteria to be considered in selecting nominees for director. Candidates are selected for, among other things, their public company experience, their commercial acumen, and their satisfaction of criteria included in the rules of the NYSE and SEC regulations. While satisfying the foregoing director criteria serves as gating criteria for new candidates, the Nominating and Governance Committee may also consider as appropriate important factors, including character, judgement, leadership, and different perspectives and backgrounds (including without limitation, age, gender, and ethnicity). The Nominating and Governance Committee, to date, has not paid a consultant to assist it in identifying Board candidates. The Nominating and Governance Committee identified both Mr. Harshaw and Dr. Klein as new director candidates following a review of their qualifications against Board membership criteria and desired skills and conducting multiple interviews.
The Company does not have a policy on stockholder nominations for directors. Section 2.10 of the Company’s Amended and Restated Bylaws (the “Bylaws”) outlines procedures for stockholders to submit nominations for election to the Board of Directors.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 15

Director Time Commitments
The Board understands the significant time commitment involved with serving on the Board and its committees. Under our Corporate Governance Guidelines, the Company’s directors should limit their service as directors on public company boards and investment company boards to no more than four (including the Company's Board). Directors who are serving as executive officers of public companies may not serve on the boards of more than one other public company in addition to the Company’s Board. Directors should advise the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another board. Based upon their current board commitments, all director nominees are currently in compliance with our Corporate Governance Guidelines regarding director commitments. In determining to recommend each of the nominees for election at the Annual Meeting, the Nominating and Governance Committee and the Board evaluated and concluded that each of the nominees has demonstrated that they have committed and will continue to be able to commit the appropriate time to fulfill their duties and effectively serve on our Board and its committees.
Board and Committee Evaluations
In order to monitor and improve their effectiveness, and to solicit and act upon feedback received, the Board and its committees, under the oversight of the Nominating and Governance Committee, engage in an annual formal self-evaluation process. As part of the self-evaluation process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities. While the Board and each of its committees conduct the self-evaluations annually, the Board considers its performance and that of its committees throughout the year and shares feedback with management.
Code of Business Ethics
We have a code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the code of business ethics is available on our website at www.nuscalepower.com. The code of business ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of business ethics on our website.
Employee, Officer and Director Hedging
Our Insider Trading Policy and Insider Trading Procedure, which applies to all employees, officers and directors, prohibits transactions that hedge or offset decreases in the value of NuScale securities.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 16

Insider Trading Policy and Procedures
Our Insider Trading Policy and Insider Trading Procedure govern the purchase, sale and/or other disposition of NuScale securities by directors, officers and employees. We believe our Insider Trading Policy and Insider Trading Procedure are reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. These documents also state that it is NuScale’s policy to comply with insider trading laws with respect to trading in its own securities. Our Insider Trading Policy and Insider Trading Procedure are filed as Exhibit 19.1 and 19.2, respectively, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Communications with the Board of Directors
Individuals who have questions or concerns should write to the attention of the Board of Directors, or a specific Board member, by writing directly to the Board c/o Investor Relations Department, NuScale Power Corporation, 1100 NE Circle Blvd., Suite 350, Corvallis, Oregon 97330, or by email to the Investor Relations Department at ir@nuscalepower.com. The Investor Relations Department will review the communication and direct it to the appropriate individuals if the matter is better addressed by management and provide a copy of the communication to the Chairman, if independent, or otherwise to the Lead Independent Director and, if appropriate, to the named Board member. Complaints must be directed to the attention of the Audit Committee by writing directly to NuScale’s Audit Committee c/o Investor Relations at the above address or by email at audit@nuscalepower.com; the communication will be forwarded to the Audit Committee Chairman. The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties and will respond if and as appropriate.
Certain Relationships and Related Person Transactions
Fluor Enterprises, Inc.
As of the date of this proxy statement Fluor Enterprises, Inc. is a related person of the Company, as defined by the securities regulations (a “Related Person”), by virtue of beneficially owning more than five percent of the issued and outstanding shares of the Company’s Class A common stock, $0.0001 par value per share (“Class A common stock”). From January 1 through December 31, 2025, Fluor Transworld Services, Inc., a subsidiary of Fluor Enterprises, Inc., has made payments totaling $22,124,860.16 to NuScale Power, LLC for engineering, design and other services pursuant to a Master Services Agreement, dated January 25, 2021.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 17

Tax Receivable Agreement
NuScale Power, LLC and each of its subsidiaries classified as a partnership or a disregarded entity for United States federal income tax purposes annually elect under Section 754 of the Internal Revenue Code (the “Code”) to adjust the tax basis of the assets of NuScale Power LLC in the tax year a share exchange occurs. The annual election will remain in effect for any future tax year in which an exchange of NuScale Power, LLC Class B Units for shares of the Company’s Class A common stock under the Sixth Amended and Restated Limited Liability Company Agreement of NuScale Power, LLC (the “A&R NuScale LLC Agreement”) occurs. For a description of the A&R NuScale LLC Agreement, see the discussion under the heading “A&R NuScale LLC Agreement” in Exhibit 4.1, “Description of Registrant’s Securities,” to the Company’s 2025 Annual Report on Form 10-K. Such elections are expected to increase the tax basis of the tangible and intangible assets of NuScale Power, LLC. Such increases in the tax basis of the tangible and intangible assets of NuScale Power, LLC, as well as other tax benefits, may reduce the amount of tax the Company would otherwise be required to pay in the future. Such increases in tax basis and other tax benefits may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The Internal Revenue Service may challenge all or part of the tax basis increase, other tax benefits, and associated increased deductions, and any such challenge may be sustained by a court.
In connection with the closing in 2022 of the merger transaction by which NuScale Power, LLC became a subsidiary of the Company (the “Closing”), the Company entered into the Tax Receivable Agreement with NuScale Power, LLC, each of the TRA Holders (as defined in the Tax Receivable Agreement) party thereto, and Fluor Corporation, in its capacity as TRA Representative (as defined in the Tax Receivable Agreement). Pursuant to the Tax Receivable Agreement, the Company must pay 85% of the net cash tax savings from certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of any increases in tax basis and other tax benefits resulting from any exchange by the TRA Holders of NuScale Power, LLC Class B Units for shares of Class A common stock or cash in the future. The Company’s obligations under the Tax Receivable Agreement accelerate upon a change in control and certain other termination events, as defined therein.
The Company will benefit from the remaining 15% of cash tax savings, if any, that the Company realizes as a result of such tax benefits. For purposes of the Tax Receivable Agreement, the cash tax savings will be computed by comparing the Company’s actual income tax liability to the amount of such taxes that the Company would have been required to pay had there been no increase to the tax basis of its assets as a result of the Closing or the exchanges and had the Company not entered into the Tax Receivable Agreement (calculated by making certain assumptions).
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 18

On November 6, 2025, the Company and Fluor executed an amendment to the Tax Receivable Agreement (the “TRA Amendment”), whereas the percentage of net cash tax savings from certain tax benefits was reduced by 50% to 42.5%, while the benefit percentage retained by the Company increased from 15% to 57.5%. For the avoidance of doubt, the TRA Amendment does not reduce the benefit percentage of any other party to the TRA.
The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreement for an amount based on the present value of the agreed payments remaining to be made under the agreement (as described in more detail below), there is a change of control (as described in more detail below) or the Company breaches any of its material obligations under the Tax Receivable Agreement, in which case all obligations will generally be accelerated and due as if the Company had exercised its right to terminate the Tax Receivable Agreement. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, as the calculation depends on a variety of factors. The actual increase in tax basis of the assets of NuScale Power, LLC, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon several factors, including:
1.the timing of exchanges of NuScale Power, LLC Class B Units for shares of Class A common stock under the A&R NuScale LLC Agreement — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the relevant NuScale Power, LLC Class B Units at the time of each exchange;
2.the price of Class A common stock at the time of the exchange — the increase in any tax deductions, as well as the tax basis increase in other assets or other tax benefits, is proportional to the price of Class A common stock at the time of the exchange;
3.the extent to which such exchanges are taxable — if an exchange is not taxable for any reason, an increase in the tax basis of the assets of NuScale Power, LLC (and thus increased deductions) may not be available as a result of such exchange; and
4.the amount and timing of our income — we will be required to pay 85% (42.5% for Fluor) of the cash tax savings, if any, as and when realized.
If the Company does not have taxable income (determined without regard to the tax basis and other tax benefits that are subject to the Tax Receivable Agreement), the Company will generally not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no cash tax savings will have been actually realized. However, any cash tax savings that do not result in realized benefits in a
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 19

given tax year may generate tax attributes that may be utilized to generate benefits in future tax years. The utilization of such tax attributes will result in payments under the Tax Receivable Agreement.
We expect that future payments under the Tax Receivable Agreement in respect of subsequent exchanges of NuScale Power, LLC Class B Units for shares of Class A common stock under the A&R NuScale LLC Agreement could be substantial. It is possible that additional future transactions or events could increase or decrease the actual cash tax savings realized and the corresponding payments under the Tax Receivable Agreement. There may be a material negative effect on the Company’s liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax savings we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to the Company by NuScale Power, LLC are not sufficient to permit the Company to make payments under the Tax Receivable Agreement after the Company has paid its taxes. The payments under the Tax Receivable Agreement are not conditioned upon the TRA Holders’ continued ownership of securities of the Company or NuScale Power, LLC. As of December 31, 2025, there have been 158,983,526 NuScale Power, LLC Class B Units exchanged, out of which 125,936,472 were exchanged by Fluor Corporation during 2025, (together with the cancellation for no consideration of an equal number of shares of the Company’s Class B common stock, $0.0001 par value per share (“Class B common stock,” and together with Class A common stock “common stock”)) for shares of Class A common stock. As of December 31, 2025, 100% of Fluor Corporation’s NuScale Power, LLC Class B Units have been exchanged. Associated with these exchanged units we have calculated an implied Tax Receivable Agreement obligation of $582,178,000 as of December 31, 2025. However, given the Company's current tax situation, we conclude the liability is not probable, and thus no liability related to projected obligations under the Tax Receivable Agreement has been recorded.
In addition, the Tax Receivable Agreement provides that upon a change of control, the Company’s obligations under the Tax Receivable Agreement will accelerate as if the Company had exercised its early termination right based on certain assumptions (as described below), including that the Company would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to the Tax Receivable Agreement.
Furthermore, the Company may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of the anticipated future cash tax savings. In determining such anticipated future cash tax savings, the Tax Receivable Agreement includes several assumptions, including (1) that any NuScale Power, LLC Class B Units that have not been exchanged are deemed exchanged for the market value of Class A common stock and the amount of cash that would have been transferred if the exchange had occurred at the time of termination; (2) the Company will have sufficient taxable income in each future taxable year to fully utilize all relevant tax attributes subject to the Tax
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 20

Receivable Agreement (3) the tax rates for future years will be those specified in the law as in effect at the time of termination; and (4) certain non-amortizable, non-deductible assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax savings is discounted at a rate equal to the lesser of (i) 6.5% and (ii) the London Inter-Bank Offer Rate plus 400 basis points.
As a result of either an early termination or a change of control, the Company could be required to make payments under the Tax Receivable Agreement of an estimated $365,000,000 as of December 31, 2025. This payment could exceed our actual cash tax savings. While analysis performed during 2025 indicates no deemed early termination has occurred, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.
Finally, because the Company is a holding company with no operations of its own, its ability to make payments under the Tax Receivable Agreement depends on the ability of NuScale Power, LLC to distribute the needed funds. To the extent that the Company is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact the Company’s results of operations and could also affect its liquidity in periods in which such payments are made.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements and our certificate of incorporation, as amended and the Bylaws require that the Company indemnify its directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the Bylaws also require us to advance expenses incurred by our directors and officers. The Company also maintains a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Registration Rights Agreement
Simultaneously with the Closing, the Company and certain securityholders of the Company and NuScale Power, LLC, including Fluor Enterprises, Inc. and Samsung C&T Corporation (the “RRA Related Persons”), entered into a Registration Rights Agreement covering approximately 193.3 million shares of Class A common stock (the “Registration Rights Agreement”), pursuant to which the securityholders have
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 21

demand, shelf and piggyback registration rights. We registered all of the registrable securities on a registration statement on Form S-1, effective June 30, 2022, as amended by Post-Effective Amendment No. 1 to Form S-1, effective March 23, 2023, and Post-Effective Amendment No. 2 to Form S-1 on Form S-3, effective June 2, 2023. Underwriting discounts and selling commissions for sales pursuant to the registration statement were borne by the securityholders. The Registration Rights Agreement contains customary cross-indemnification provisions under which the Company must indemnify holders of registrable securities for material misstatements or omissions in the registration statement attributable to the Company, and holders of registrable securities must indemnify the Company for material misstatements or omissions attributable to them. The securities will cease to be registrable securities when the securities shall have been disposed of in accordance with the registration statement; when the securities shall have been otherwise transferred and are no longer subject to resale restrictions; when the securities cease to be outstanding; or following the third anniversary of the Closing, when the securities may be sold without registration pursuant to Rule 144 under the Securities Act without the requirement to comply with any limitations. Depending on the Company’s share price and the number of registered shares sold by an RRA Related Person, each RRA Related Person could receive more than $120,000 from such sales, but it is not possible to estimate such amounts.
Policies and Procedures for Related Person Transactions
NuScale has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is defined (consistent with SEC and NYSE listing standards) as a transaction, arrangement or relationship in which NuScale or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to NuScale or any of its subsidiaries as an employee or director will be pre-approved under this policy if such arrangements meet certain requirements specified in the policy. A “related person” means:
•any person who is, or at any time during the applicable period was, one of NuScale’s executive officers or one of NuScale’s directors or a nominee for director;
•any person who is the beneficial owner of more than five percent of any class or series of its voting stock; and
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 22

owner of more than five percent of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent of its voting stock.
NuScale has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee has the responsibility to review related person transactions.
Under the related person transaction policy, the related person in question (or if the related person is an immediate family member of a director or executive officer, the director or executive officer) will be required to present information regarding the proposed related person transaction to NuScale’s Chief Compliance Officer. The Chief Compliance Officer, in consultation with the General Counsel, will evaluate the information and if the Chief Compliance Officer determines that the proposed transaction would constitute a related person transaction, the Chief Compliance Officer will report the Related Person Transaction and provide a summary of all material facts to the Audit Committee for review. To identify related person transactions in advance, NuScale expects to rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, the Audit Committee is expected to consider the relevant available facts and circumstances, which may include:
•the related person’s interest in the transaction;
•the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related person;
•whether the transaction was initiated by NuScale or the related person;
•whether the transaction was undertaken in the ordinary course of business of NuScale;
•whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to NuScale than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to NuScale of, the transaction; and
•any other information regarding the transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 23

EXECUTIVE OFFICERS
Executive Officer Biographies
Information about the Company’s Executive Officers as of December 31, 2025:

Name	Age	Position
John L. Hopkins	72	Chief Executive Officer, Director
José N. Reyes	70	Chief Technology Officer
Robert Ramsey Hamady	51	Chief Financial Officer
Carl M. Fisher	64	Chief Operating Officer
Clayton Scott	64	Chief Commercial Officer
William J. Cooper(1)	60	Chief Legal Officer & Corporate Secretary
(1) Mr. Cooper joined the Company in January 2026.
John L. Hopkins Biographical information regarding Mr. Hopkins is set forth above under the caption “Board of Directors – Director Biographies.”
José N. Reyes, Ph.D., co-founded NuScale Power, LLC, co-designed the NuScale passively cooled small nuclear reactor and has served as the company’s Chief Technology Officer since 2007. Dr. Reyes is an internationally recognized expert on passive safety system design, testing and operations for nuclear power plants. He has served as a United Nations International Atomic Energy Agency technical expert on passive safety systems, is a co-inventor on more than 237 patents granted or pending in 21 countries and has received several national awards including the 2013 Nuclear Energy Advocate Award, the 2014 American Nuclear Society Thermal Hydraulic Division Technical Achievement Award, the 2017 Nuclear Infrastructure Council Trailblazer Award and the 2021 American Nuclear Society Walter H. Zinn Medal, and was a 2021 inductee into the University of Maryland Innovators Hall of Fame. Dr. Reyes is a fellow of the American Nuclear Society, a Nuclear Reactor Thermal-Hydraulics fellow, and a member of the National Academy of Engineering. In the past, he has served as head of the Oregon State University Department of Nuclear Engineering and Radiation Health Physics, directed the Advanced Thermal Hydraulic Research Laboratory and was the Co-Director of the Battelle Energy Alliance Academic Center of Excellence for Thermal Fluids and Reactor Safety in support of the Idaho National Laboratory mission. Dr. Reyes currently serves as a Professor Emeritus in OSU’s School of Nuclear Science and Engineering. He holds a Ph.D. and Master of Science in nuclear engineering from the University of Maryland and a Bachelor of Science in nuclear engineering from the University of Florida. He is the author of numerous journal articles and technical reports, and he has given lectures and keynote addresses to professional nuclear organizations in the United States, Europe and Asia. He is a licensed professional engineer in the state of Oregon.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 24

Robert Ramsey Hamady has served as NuScale’s Chief Financial Officer since August 2023. Mr. Hamady is responsible for financial leadership and risk management, capital markets engagement and driving value in support of NuScale stakeholder objectives. During his 26-year professional career, Mr. Hamady has supported many high-growth firms engaged in transformative development, most recently serving as Chief Financial Officer of private and public SEC-reporting organizations such as Equify Financial, LLC, a finance company, from July 2023 to August 2023, and Western Magnesium Corporation, a company that explores and develops magnesium deposits, from March 2022 to September 2022. Prior to those positions, Mr. Hamady served as the Director, Finance and Investments, of HG Global, a private asset management firm focused on investments in the energy, infrastructure and financial sectors from September 2016 to March 2022. Mr. Hamady also founded Gulf Capital Credit Opportunities, a special situations investment fund backed by sovereign wealth, multilateral, and private investors and served as Partner, Credit Opportunities Fund from December 2008 to September 2016. Mr. Hamady began his career at Lehman Brothers as an emerging markets sovereign bond trader. He later continued his corporate finance career at J.P. Morgan Chase & Co., where he transacted special situations investments and sponsor-backed leverage buy-outs on behalf of tier one global private equity. Mr. Hamady holds a Bachelor of Science in Industrial Management from Carnegie Mellon University in Pittsburgh, Pennsylvania. He is a supporter of efforts to alleviate global poverty, including work to finance Middle East and African micro finance initiatives in partnership with Grameen Bank, recipient of the 2006 Nobel Peace Prize.
Carl Fisher has served as NuScale’s Chief Operating Officer since July 2023. Mr. Fisher leads the operations, engineering, project delivery, quality assurance, information technology, regulatory affairs, services, and supply chain functions. Prior to joining NuScale, Mr. Fisher served in various management roles in Instrumentation & Control (“I&C”), Electrical Systems, Hardware and Product Modernizations, Engineering, and Customer Accounts & Government Affairs at Framatome Inc., a nuclear engineering company, from April 2003 to June 2023. Most recently, Mr. Fisher was Vice President of Instrumentation & Control in North America at Framatome Inc., where he was responsible for the execution and delivery of I&C products and services to North American nuclear customers. During this time, the I&C business unit experienced tremendous growth as a Tier 1 supplier of both Safety and Operational Instrumentation and Controls equipment and services to nuclear facilities in the United States, Canada, and Mexico. Prior to that, Mr. Fisher led various Framatome Inc. business lines, which included Plant Engineering, NSSS Engineering, Electrical Products, Mechanical Products, Commercial Grade Dedication, Qualification & Testing, Inventory Management, the Nuclear Parts Center, Strategic Alliance for FLEX Emergency Response and Cyber Security. Before joining Framatome Inc., Mr. Fisher was the director of the Tasmania Natural Gas Project with Duke Energy International – Australia, Commercial Development Manager for
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 25

Duke Energy Asia in Hong Kong and Engineer and Engineering Supervisor: Fossil/Hydro Generation for Duke Power Company, where he managed energy commercial development and large-scale construction efforts in Australia, China, Indonesia, Malaysia, New Zealand, Thailand, and the Philippines. Mr. Fisher began his career in the nuclear field in the United States Naval Nuclear Propulsion Program in 1981, where he was involved in naval nuclear reactor operations and managed instrumentation and control startup, operations, maintenance, and commissioning activities. Mr. Fisher holds a Bachelor of Science in mechanical engineering from North Carolina State University and a Master’s degree in business administration from Queens University. He is also a graduate of Harvard Business School and Stanford Business School Executive Management Training. He is actively engaged at the industry level and currently a member of the Institute of Nuclear Power Operation’s New Reactors Committee and also sits on several energy and education-related boards. Fisher is also a certified Project Management Professional and a licensed professional engineer in North Carolina and South Carolina.
Clayton Scott has served as NuScale’s Chief Commercial Officer since August 2023 after joining NuScale as Executive Vice President, Business Development in 2022. In this role, Mr. Scott oversees global business development efforts, including all sales, marketing, business development and communications functions for the U.S. and abroad. Mr. Scott brings more than 40 years of diverse global experiences allowing him the ability to open markets and raise brand awareness. Prior to NuScale, from February 2018 through December 2021, Mr. Scott was a Senior Vice President – Global Sales, Deputy Director I&C Business Unit for Framatome Inc., responsible for the global I&C sales, Product & Licensing within the group and a global footprint of more than 2,000 staff. Prior to Framatome Inc., Mr. Scott served as the Chief Nuclear Officer for Schneider Electric SE, an energy company, from January 2014 to February 2018, responsible for the company’s global nuclear organization, with offices and facilities in North America, Europe, the Middle East, North Africa and Asia. Mr. Scott previously served as the Chief Nuclear Officer of Invensys Operations Management, a technology company, for its global nuclear business. He was appointed by the IAEA to chair a task force on harmonizing digital licensing issues globally and began his career as an instrumentation technologist for Ontario Hydro, where he was involved in the commissioning and start-up of four Canada deuterium uranium units at the Pickering Nuclear Power Station in Ontario, Canada. Mr. Scott is a frequent lecturer on topics within the energy sector and serves as a member of the University of Tennessee Advisory Board. Mr. Scott has a Bachelor of Science in electrical engineering from the University of California, Irvine, and a Leading with Finance certificate from the Harvard Business School online.
William J. Cooper has served as NuScale’s Chief Legal Officer and Corporate Secretary since January 2026. Mr. Cooper leads NuScale’s legal strategy, providing strategic oversight across securities law and transactional matters, corporate governance, regulatory compliance, and risk management in support of
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 26

the company’s mission to commercialize its advanced small modular reactor technology. Mr. Cooper brings extensive experience advising publicly traded companies and executive leadership teams across complex transactional and regulatory environments. Most recently, he served as General Counsel at Volta Inc., a formerly publicly traded company with electric vehicle charging and digital out-of-home advertising businesses that was acquired by Shell, from July 2022 until June 2024. In this role, he managed all of the company’s legal, governance, compliance and insurance-related matters. Prior to joining Volta Inc., Mr. Cooper was a Corporate Securities and Transactional Partner at Sidley Austin LLP, a law firm, from November 2017 to June 2022, where he advised public and private companies, investment banks, and private equity and infrastructure funds on capital markets offerings, mergers and acquisitions, and other strategic transactions, as well as ongoing public company reporting and governance matters. Mr. Cooper began his legal career at Hunton Andrews Kurth LLP, where he had a similar corporate securities and transactional practice with a focus on clients in the energy and infrastructure industries. Through his combined law firm and in-house experience, Mr. Cooper has developed a practical, business-focused approach to legal leadership that emphasizes strategic alignment, risk mitigation, and long-term value creation. Mr. Cooper holds a Juris Doctor from Emory University School of Law and a Bachelor of Arts in History from Princeton University.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 27

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the principles, objectives and features of our compensation program for our named executive officers (“NEOs”), including the decisions made under this program for 2025. For 2025, our NEOs were:

Name Executive Officers	Position
John L. Hopkins	President and Chief Executive Officer
Robert Ramsey Hamady	Chief Financial Officer
Clayton Scott	Chief Commercial Officer
Shahram Ghasemian	Chief Legal Officer (former)
Jose Reyes	Chief Technology Officer
Carl M. Fisher	Chief Operating Officer
“Say on Pay”
2026 is the second year that NuScale is required to address the “Say on Pay” requirement in our filings as a Large Accelerated Filer. That proposal is addressed on page 58 in this proxy statement.
Overview of 2025 Business Context and Performance
In 2025, we continued our focus on customer acquisition, operational excellence, safety and financial discipline, allowing the Company to remain healthy and positioned for sustainable stakeholder value creation.
We continue to progress towards our goal of acquiring a new Class 1 commercial customer. Our financing cash flows remained strong, and we believe that the resulting cash and investment balances at the end of 2025 positions us to be able to implement the actions needed as we continue our commercialization efforts within the Company. In the nuclear industry, safety is always paramount, and our safety record is exceptional.
We believe that our success is driven by our employees, and that our employees will only be successful if they have leaders who provide strategic vision and direction. To attract talented leaders, we offer a balanced compensation package that includes competitive base pay and incentive compensation that rewards both short and long-term value creation.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 28

Summary of Compensation Philosophy and Policies
Establishing Executive Compensation
The Compensation Committee has responsibility for establishing and implementing the Company’s executive compensation philosophy. The Compensation Committee, with the advice of its Compensation Consultant, reviews and determines all components of NEOs’ compensation (other than for the President and Chief Executive Officer, which the Compensation Committee reviews and recommends for approval by our Board, except our President and Chief Executive Officer). This includes individual compensation decisions as well as reviewing and revising the Company’s compensation program and practices.
Our compensation policies and philosophies are designed to:
•attract, retain and motivate senior management leaders who are capable of advancing NuScale’s mission and strategy and, ultimately, creating and maintaining its long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute its business strategy in an industry characterized by competitiveness and growth;
•reward senior management in a manner aligned with NuScale’s financial and other performance measures;
•align senior management’s interests with equity owners’ long-term interests through equity participation and ownership; and
•safeguard against imprudent risk-taking.
Our Approach
Align the interests of NEOs with those of the stockholders.
The Compensation Committee believes it is appropriate to tie a significant portion of executive compensation to the value of the Company’s stock performance to closely align the interests of NEOs with those of our stockholders. The Compensation Committee also believes that NEOs should have a meaningful ownership interest in the Company and, as such, maintains and regularly reviews NEO stock ownership guidelines.
Have a significant portion of pay that is performance-based or at risk.
NuScale expects superior performance from our executives. Our executive compensation programs are designed to reward executives when performance results for the Company and the executive meet or exceed stated objectives. As a result, the majority of our executive compensation program is at-risk, meaning that pay delivery varies directly with the performance of the company.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 29

Provide competitive compensation.
The Company’s executive compensation programs are designed to attract, retain and motivate highly qualified executives critical to achieving NuScale’s strategic objectives and building stockholder value.
The Compensation Committee reviews the Company’s compensation philosophy and objectives each year to determine if revisions are necessary considering market conditions, the Company’s strategic goals or other relevant factors. In each of the last five years, the Compensation Committee determined that no revisions to the executive compensation philosophy and objectives were necessary, although the Compensation Committee has adjusted the specific elements of compensation used to implement its philosophy as the business and operating environment have evolved.
In addition, the Compensation Committee reviewed the incentive compensation we provide to our executives, including our NEOs, and evaluated the mix of plans and performance criteria, the Compensation Committee’s ability to exercise discretion over certain components of compensation and our risk management practices in general. Based on this review, the Compensation Committee believes that our compensation program is designed to appropriately align compensation with our business strategy and not to encourage behavior that could create material adverse risks to our business.
Role Of Independent Compensation Consultant
The Compensation Committee has the authority under its charter to engage the services of outside legal counsel, compensation consultants and other advisors. In 2025, the Compensation Committee again engaged FW Cook to serve as its independent compensation consultant to advise the Compensation Committee on all matters related to executive and Board of Director compensation, and thus, conducts an annual review of the respective total compensation programs.
In 2025, as part of the Compensation Committee’s oversight of certain aspects of risk, the Compensation Consultant also conducted a risk assessment of the Company’s compensation program and discussed its findings with the Compensation Committee, indicating that it believes the Company’s compensation programs do not encourage behaviors that would create material risk for the Company. Additionally, the Compensation Consultant provided written and verbal advice at Compensation Committee meetings, attended executive sessions of the Compensation Committee to respond to questions, and had individual calls and meetings with the chair of the Compensation Committee to provide advice and perspective on executive compensation issues. The Compensation Consultant was engaged by, and reports directly to, the Compensation Committee and does not perform any other services for the Company. The Compensation Committee has determined that the Compensation Consultant’s engagement does not raise any conflicts of interest.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 30

Peer Group Comparisons
In making compensation decisions, the Compensation Committee looks at the practices of our peer group. The Committee annually reviews the composition of the peer group with the Compensation Consultant and makes refinements, if necessary, based on objective criteria established by the Compensation Committee.
The Compensation Committee has applied a generally consistent process and set of criteria for selection of the peer group. Potential peer companies were identified by assessing our direct competitors and key customers, companies with which we compete for executive talent and companies with generally comparable pay models. Peers were generally selected from the broader technology hardware industry, with a preference for those in electrical/energy technology, and nuclear technology. The Compensation Committee also generally selected companies with market capitalizations ranging from 0.20x to 5.0x that of the Company, and those with revenues of less than $1.0 billion.
The Compensation Committee reviews benchmarking comparisons prepared by its compensation consultant for each NEO against similar positions within the peer group.
For 2025, the Compensation Committee determined that the peer group should consist of the following companies:

2025 Peer Group
Archer Aviation Ballard Power Blink Charging Bloom Energy Centrus Energy ChargePoint Energy Fuels	Enovix Eos Energy ESS Tech EVgo FuelCell Energy Hyliion Holdings Joby Aviation	Montauk Renewables Plug Power Shoals Technologies Stem Sunnova Energy
For 2026, the Compensation Committee determined that the peer group selection criteria should be updated. The new criteria included companies with market capitalizations up to 3x that of the Company, and those with revenues of less than $1.0 billion. The companies comprising our peer group for purposes of establishing 2026 compensation were:
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 31

2026 Peer Group
Archer Aviation Ballard Power Bloom Energy Centrus Energy Clearway Energy Energy Fuels	Enovix Enphase Energy Eos Energy EVgo Joby Aviation Oklo	Ormat Technologies Plug Power QuantumScape Shoals Tech Uranium Energy
Role Of Company Management In Compensation Decisions
Before the Compensation Committee makes decisions on executive compensation, the President and Chief Executive Officer reviews compensation for the NEOs (other than himself), and makes recommendations to the Compensation Committee based on their individual and group performance. The Compensation Committee Chair, in consultation with the Compensation Consultant, reviews the President and Chief Executive Officer’s compensation and makes recommendations to the Compensation Committee for approval. Specifically, the President and Chief Executive Officer proposes to the Compensation Committee current year base salary adjustments and target annual and long-term incentive awards for each of the other NEOs. In addition, the Compensation Committee reviews and approves the compensation actually paid to the NEOs (other than the President and Chief Executive Officer, which is approved by the full Board) after consideration of the recommendations made by the President and Chief Executive Officer.
The independent members of the Board assess the President and Chief Executive Officer’s performance each year, determine the President and Chief Executive Officer’s annual incentive payout for the prior year and set target total direct compensation for the following year, including any base salary adjustment and target annual and long-term incentive awards.

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 32

Executive Compensation
This section provides an overview of NuScale’s compensation programs, including a description of the material factors necessary to understand the information disclosed in the summary compensation table below, and an overview of compensation arrangements that were effective in 2025. This discussion may contain forward-looking statements that are based on NuScale’s current plans, considerations, expectations and determinations regarding future compensation programs.
Our compensation program includes the following pay delivery components:
•Base salary that is competitive in our labor market and industries in which we operate as well as our peer group.
•An incentive (cash bonus) program that rewards key employees based on annual performance results.
•An equity program that attracts, retains, and motivates longer-term excellence.
Compensation Mix Supports Pay-For-Performance
In making decisions regarding the compensation opportunities for the NEOs for 2025, the Compensation Committee took into account market conditions and performance, and also considered market data for our compensation peer group.
The Compensation Committee took the following specific actions with respect to NEO compensation for 2025:
•Increased base salaries for some of the NEOs to better align with similar positions in our peer group and maintain the competitiveness of our overall compensation program.
•Annual incentives for NEOs were paid in cash and based on the achievement of established sales, financial, operational, safety and strategic goals for 2025.
•Granted long-term incentive awards in the form of time vested RSUs. In addition, the Compensation Committee targeted equity grant levels at the 50th percentile of industry peers.

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 33

A summary of our program and its link to performance is shown below:
Cash Incentives

Component	Primary Purpose	Linkage to Performance
Base Salaries	•Provide a market competitive, stable level of income to attract and retain top talent.	•Individual contributions to the Company, salary movement in the peer group and internal pay equity are considered in determining initial salary levels and any subsequent adjustments.
Annual Bonus Incentives	•Provide annual cash compensation for achievement of established performance goals.
•Based on Company achievement of near-term objectives that support long-term value creation, including: Commitments to Purchase New Modules, Cash Revenues, Completion of Work Scopes, Execution of Projects, Final Approval of SDAA, Safety Objectives and Workforce Strength Objections.
•Completely at risk, depending on actual performance against the established targets.

Long-Term Equity Incentives

	Primary Purpose	Linkage to Performance
Restricted Stock Units	•Provide a long-term equity ownership and retention vehicle that is directly linked to stockholder value over time
•Vest ratably over three years, aligning the interest of the NEOs with those of stockholders by focusing NEOs on the Company's stock price performance.
•Value is at risk, increasing or decreasing with the stock price over the vesting period.

Long-term incentives comprise the biggest portion of our NEO annual compensation opportunity and align our leadership team with stockholders. Our long-term incentive plan is also time vested over a multi-year period, further incentivizing decisions that are in the best long-term interest of the Company, leadership team and stockholders.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 34

Compensation Governance Highlights
Our executive compensation policies reflect our strong focus on sound governance. As in prior years, the following practices and policies were in effect during 2025:

What We Do	What We Do Not Do
•Maintain robust stock ownership guidelines for executive officers and directors, including a 5x base salary requirement for the President and Chief Executive Officer.
•Provide a balanced program design that does not encourage behavior that could create material adverse risks to our business.
•Conduct an annual compensation risk assessment.
•Change-in-control policy requires double-trigger events.
•Engage an independent compensation consultant to advise the Compensation Committee.
•Maintain a robust clawback policy.

•No excise tax gross-ups in change-in-control policy.
•No repricing of stock options without stockholder approval.
•No hedging, pledging and short-term trading of Company stock.
•Reward executives for excessive, inappropriate or unnecessary risk-taking.
•Provide excessive perquisites.
•Provide guaranteed bonuses or uncapped incentives.

Cash Components of 2025 NEO Compensation
Base Salaries
The Company provides NEOs with base salaries for a competitive, stable level of income, since other elements of their direct compensation are at-risk based on Company performance. The Compensation Committee reviews base salaries for NEOs annually and upon a change in responsibilities.
In establishing and annually evaluating base salary levels, the Compensation Committee and, with respect to the President and Chief Executive Officer, the directors of the Board (other than the President and Chief Executive Officer), consider the following factors:
•Peer group data and energy industry survey data for comparable positions prepared by the Compensation Committee’s independent consultant, targeting the 50th percentile of our peer group;
•Individual level of responsibility, leadership, performance and contributions to the Company;
•Internal pay equity based on relative duties and responsibilities; and
•The recommendations of the President and Chief Executive Officer with respect to the base salary levels of the other NEOs.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 35

NuScale Professional Incentive Compensation Plan
We adopted the NuScale Professional Incentive Compensation Plan on January 1, 2015, to focus senior staff, managers and other personnel designated by our President and Chief Executive Officer on critical success factors. Under the plan, eligible employees may earn an annual cash bonus equal to a percentage of their base pay if they achieve annual performance goals, which include Company performance measures. We set threshold, target and maximum incentive payment amounts by job classification. Typically, plan participants are identified and Company performance measures are proposed by our President and Chief Executive Officer and approved by our Compensation Committee.
The Board approves goals and weightings for those goals at the beginning of each calendar year and a cash incentive bonus is paid annually based on the level of management’s achievement of those goals. The weightings applied to each goal are in proportion to the Board’s assessment of the importance of each goal to overall Company success.
Cash-based annual incentives are provided to motivate and reward NEOs for achieving annual performance objectives. In 2025, each of the NEOs participated in the annual incentive award program and had a target annual incentive amount established as a percentage of annual base salary. This target opportunity reflects each NEO’s respective organizational level, position and responsibility for achievement of the Company’s financial and strategic goals and aligns with market practice.
NEOs could receive from zero to 200% of their target annual incentive amounts, depending on the extent to which applicable performance goals were achieved. The metrics, relative weightings and goals are determined by the Compensation Committee and approved by the Board each year. When determining performance measures and goals, the Compensation Committee considers the Company’s annual operating plan and strategic priorities for the year. For 2025, a combination of objective financial targets and strategic and safety performance measures were used. Target levels of achievement were tied to goals established in the first quarter of the year. The use of multiple financial operational, sales and safety goals prevents an overemphasis on any one financial metric and focuses the NEOs on key areas of importance to the Company and its stockholders.
In 2025, the Board adopted seven NuScale Professional Incentive Compensation Plan goals for management related to:
Commitments to Purchase New Modules, Cash Revenues, Completion of Work Scopes, Execution of Projects, Final Approval of SDAA design, Safety Objectives and Workforce Strength Objectives.
In February 2026, the Compensation Committee assessed management’s performance against these 2025 incentive goals and the Board determined that the Company’s performance resulted in a payout of 80.5% percent of target, which the Company paid to bonus-eligible employees, including the NEOs, in March 2026.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 36

2025 Measure and Performance Target
The table below shows each of the seven goals and the performance target for each.

2025 Measure	Performance Target
Commitments to Purchase New Modules	•Secure commitments to purchase 12 modules.
Cash Revenues[1]	•$247,500,000
Completion of Work Scopes
•Float against internal COD = 0 by end of 2025
•Schedule Performance Index (SPI) and Cost Performance Index (CPI) = 0.95 for NuScale internal tasks schedule.
•Contracts in place for material orders per critical path.
•Supplier selection for 60% of equipment packages.

Execution of Projects	•Projects meet as-sold margin at completion of project. •Average milestone completion rate of 90%.
Final Approval of SDAA	•Standard Design Approval Application (SDAA) approval received by August, 2025.
Safety Objectives	•No lost time injuries and no reportable injuries.
Workforce Strength
•Reduce voluntary attrition by 10% compared to 2024 levels.
•Improve our Gallup Employee Survey results by 3% over 2024 benchmark and establish action plans for 95% of all departments.
•Decrease time to hire by 10% in 2025 (over 2024 baseline).
•Establish development plans for all SVP and VP positions.

1    The Non GAAP Measure Cash Revenues includes: GAAP Revenue, GAAP Sponsored Cost Share, the Cash flow impact of Accounts and Other Receivables net change, the Cash Flow impact of Deferred Revenue net change and the Net change in Allowance for Doubtful Accounts.

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 37

Professional Incentive Compensation Plan Scorecard for 2025
The following scorecard was used to determine payouts with respect to NuScale’s NEOs.  The scorecard reflects performance against each individual objective, and relative weighting assigned to each objective, and the resulting overall weighted score, which was used to calculate final payouts.

2025 Measure	Weighting	Threshold 50%	Target 100%	Target 150%	Superior 200%	Actual(1)	Payout
Commitments to Purchase New Modules	25.00%	6 modules	12 modules	18 modules	24 modules	0	0%
Cash Revenues*	25.00%	$123.75 mm	$247.5 mm	$371.25 mm	$495 mm	$51 mm	0%
Completion of Work Scopes	10.00%	(1)	(2)	(3)	(4)	(5)	5%
Execution of Projects	10.00%	(6)	(7)	(8)	(9)	(10)	20%
Final Approval of SDAA received	25.00%	Received in 2025	Received by August	Received by July	Received by June	Received in May 2025	50%
Safety Objectives	1.00%	No lost time injuries	No lost time or reportable injuries	No lost time injuries; No reportable injuries; and No injuries requiring first aid	No lost time, reportable, or first aid injuries. New Safety Initiative completed	All max objectives achieved	2%
Workforce Strength	4.00%	(11)	(12)	(13)	(14)	(15)	3.5%
Weighted Total:	100.00%						80.50%
* "mm" equals million
(1)Float against internal Commercial Operational Date (COD) <=-150 days by end of 2025; Schedule Performance Index (SPI) and Cost Performance Index (CPI) =0.80 for NuScale internal tasks; Supplier selection for 35% of equipment packages.
(2)Float against internal COD = 0 days by end of 2025; SPI and CPI = 0.95 for NuScale internal tasks; Contracts in place for material orders per critical path schedule; Supplier selection for 60% of equipment packages.
(3)Float against internal COD = 0 days by end of 2025; SPI and CPI = 0.98 for NuScale internal tasks; Contracts in place for material orders to meet a 2031 COD; Supplier selection for 70% of equipment packages.
(4)Float against internal COD = 0 days by end of 2025; SPI and CPI = 1for NuScale internal tasks; Contracts I place for material orders to meet a 2030 COD; Supplier selection for 75% of equipment packages.
(5)Float against internal COD less than 150 days; (SPI) at.81; CPI at 1.0. Supplier selection for 76% of equipment packages.
(6)Projects meet as-sold margin at completion of project Average milestone completion rate of 80%.
(7)Projects meet as-sold margin at completion of project Average milestone completion rate of 90%.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 38

(8)Projects meet as-sold margin at completion of project Average milestone completion rate of 100%.
(9)Projects meet as-sold margin at completion of project milestone completion rate of 100%
(10)Projects meet or exceed at-sold margin; Average milestone on time completion rate of 100% for 12/13 projects.
(11)Reduce voluntary attrition by 5% compared to 2024 levels; Gallup engagement rate of 1% improvement over 2024 company percentile 80% of Gallup action plans in place and actions taken; Decrease time to hire by 5% in 2025 (over 2024 baseline); 50% SVP, VP, and directors positions have development plans.
(12)Reduce voluntary attrition by 10% compared to 2024 levels; Gallup engagement rate of 3% improvement over 2024 company percentile 95% of Gallup action plans in place and actions taken; Decrease time to hire by 10% in 2025 (over 2024 baseline); All SVP and VP positions have development plans.
(13)Reduce voluntary attrition by 15% compared to 2024 levels; Gallup engagement rate of 5% improvement over 2024 company percentile 95% of Gallup action plans in place and actions taken; Decrease time to hire by 15% in 2025 (over 2024 baseline); All SVP and VP positions, and 50% of Director positions have development plans.
(14)Reduce voluntary attrition by 20% compared to 2024 levels; Gallup engagement rate of 10% improvement over 2024 company percentile 100% of Gallup action plans in place and actions take; Decrease time to hire by 18% in 2025 (over 2024 baseline); All SVP, VP, and Director positions have development plans.
(15)Attrition 5.87 (63.13% improvement); Overall NuScale engagement rate improved 11% to 55% overall - 83% of Action in place and Action Taken; Hiring 52.68 days (12.9% improvement); Talent pipeline launched in May COO workshop but not completed.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 39

Average Annual Incentive Earned by NEOs
Below is the table showing the overall payout (percentage of target) for our executives from 2022-2025.
Long-Term Incentive Plan
Our executives, including our NEOs, are eligible for awards under the Long-Term Incentive Plan, and nonexecutives may also be eligible if approved by the Compensation Committee.
We expect the primary component of our NEOs’ total compensation to be equity-based compensation to tie total compensation to long-term stockholder value.
For 2025, the Compensation Committee recommended and the Board approved a compensation program targeted at the 50th percentile of industry peers for the equity portion of the compensation package for our executives, which was endorsed by our Compensation Consultant.
As a public company, NuScale has traditionally granted 100% time-vested restricted stock units (“RSUs”) as our equity-based compensation vehicle and did so again in 2025. The one exception was in 2024, when the Company granted a combination of stock options and restricted stock units. Options were granted so that pay delivery would only be provided for an increase in the stock price, after the stock had experienced a meaningful decline at the time. RSUs vest ratably over three years, and absent a change in control, vesting will not accelerate as a result of termination of employment. We anticipate that grants in future years may include performance shares in addition to RSUs and stock options.
It is the Company’s practice to issue annual equity awards in February each year. The exercise or grant price of any relevant equity-based award cannot be less than the closing price of our common stock on
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 40

the grant date, and our annual long-term incentive equity-based awards are granted only with the approval of the Compensation Committee or Board. We do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based awards granted to our employees.
For ad hoc grants to new hires, the Senior Director, Human Resources, the President and Chief Executive Officer and the Compensation Committee will consider a variety of factors, including the executive’s level of responsibility, expected contributions to performance and relative compensation of similarly situated leaders both within the Company and in companies with whom we compete directly for talent.
Employee Benefits
We provide all of our employees, including our NEOs, broad-based employee benefits that are intended to attract and retain employees while providing them with health and welfare benefits, including medical, dental, vision, life and disability insurance coverage and the ability for eligible participants to participate in our 401(k) plan.
Ownership Requirements
Executive officers are required to hold stock with a market value equal to a multiple of their base compensation, as indicated below.
•President and Chief Executive Officer                        5x base salary
•CFO and other Direct Reports of President and Chief Executive Officer        2x base salary
Equity that counts towards the guideline includes all shares owned directly or indirectly (by a spouse or trust), all shares of restricted stock, all shares underlying vested but unsettled time-vesting RSUs and 50% of the shares underlying unvested time-vesting RSUs. Unexercised options and unvested performance shares do not count toward the guideline.
Severance Arrangements
The Company maintains a severance policy (or in the case of our President and Chief Executive Officer, an employment agreement), pursuant to which each of our executives, including the NEOs, would be eligible to receive certain cash separation payments and other benefits in the event of a qualifying termination of their employment. We believe this policy supports talent recruitment, assists us in attracting and retaining qualified executives, and provides a consistent approach to departures.
In addition, the Company maintains a change in control plan that provides additional payments and other benefits if an executive incurs a qualifying termination of employment within a specified time following a change in control of the Company. The change in control plan (or similar provisions in our President and Chief Executive Officer’s employment agreement) is intended to support a smooth transition during a
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 41

merger or transaction by easing concerns over job security, to encourage the continued dedication of our executives amidst potentially disruptive circumstances, to incentivize executives to actively pursue transactions that would benefit stockholders, and to align the interests of executives with those of the Company’s stockholders. All potential change in control payments are “double trigger,” such that a NEO must incur a qualifying termination of employment following a change in control to be eligible for these payments, and we do not provide for any change in control excise tax gross-up payments.
Details of these arrangements are discussed under “Executive Employment Agreement, Executive Severance Policy and Executive Change in Control Plan.”
Clawback Policy
Compensation paid to management based on performance, including any award under NuScale’s 2022 Long-Term Incentive Plan (the “Long-Term Incentive Plan”), is subject to a recoupment (“clawback”) policy. In the event of a restatement of incorrect financial results, this policy will enable the Board or the Compensation Committee, if it determines appropriate and subject to applicable laws, to seek reimbursement from award recipients of any portion of an award that would not have been earned based on corrected financial results.
Anti-Hedging and Pledging
We have an anti-hedging/pledging policy that prohibits hedging, pledging and similar transactions that would minimize the risks of stock ownership.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during fiscal year 2025, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity whose executive officers served as a director on our Board or member of our Compensation Committee.

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 42

Organization & Compensation Committee Report

Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Compensation Committee has reviewed and discussed it with management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for the Annual Meeting.
The Organization & Compensation Committee

Alan Boeckmann, Chair
Kent Kresa
Kimberly O. Warnica
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 43

Summary Executive Compensation Table
The following table shows information concerning the total annual compensation for services provided to NuScale by our NEOs for the years ended December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	RSUs ($) (2)	Non-equity Incentive plan compensation ($)(3)	One-time bonus ($)(4)	All other Compensation ($)(5)	Total ($)
John L. Hopkins	2025	632,615	—	2,899,987	512,785	—	(6) 38,686	4,084,073
President and Chief	2024	613,817	1,375,000	1,000,000	402,457	—	36,797	3,428,071
Executive Officer	2023	600,000	—	1,219,789	425,700	—	34,731	2,280,220
	2022	600,000	—	1,576,472	568,800	450,000	15,355	3,210,627
Robert Ramsey Hamady	2025	408,175	—	1,299,994	133,630	—	(7) 29,324	1,871,123
Chief Financial Officer	2024	383,294	584,375	424,998	133,866	—	24,683	1,551,216
	2023	144,231	—	1,350,000	57,149	75,000	9,499	1,635,879
	2022	(8)	—	—	—	—	—	—
Clayton Scott	2025	426,172	—	1,200,000	138,138	—	(9) 61,427	1,825,737
Chief Commercial	2024	414,390	343,750	250,000	144,745	—	53,753	1,206,638
Officer	2023	401,905	—	591,637	153,432	—	38,941	1,185,915
	2022	375,000	—	700,000	192,322	—	37,456	1,304,778
Shahram Ghasemian(10)	2025	123,077	—	849,986	—	—	820,297	1,793,360
Chief Legal Officer &	2024	(11)	—	—	—	—	—	—
Corporate Secretary	2023	(11)	—	—	—	—	—	—
	2022	(11)	—	—	—	—	—	—
Carl Fisher	2025	445,418	—	999,994	144,256	—	(12) 30,870	1,620,538
Chief Operating Officer	2024	434,310	687,500	500,000	151,715	—	27,922	1,801,447
	2023	258,423	—	944,996	71,818	—	12,373	1,287,610
	2022	(8)	—	—	—	—	—	—
Jose Reyes	2025	415,123	—	799,988	134,596	—	(13) 37,743	1,387,450
Chief Technology Officer	2024	403,257	412,500	300,000	140,850	—	41,561	1,298,168
	2023	390,381	—	827,193	149,304	—	36,873	1,403,751
	2022	370,258	—	1,000,000	190,323	—	38,836	1,599,417
(1)    The amounts in these columns represent the estimated aggregate grant-date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718 ("ASC 718") for stock options. See NuScale's 2026 Annual Report on From 10-K, Note 14, for our application of ASC 718.
(2)    The ASC 718 grant date fair value of one time-based RSU of $17.19 represents the closing price of one share of our stock on the date of grant, February 28, 2025. Mr. Ghasemian's grant date fair of one time-based RSU of $39.56, represents the closing price of one share of our stock on the grant date, June 30, 2026. The RSUs vest one-third annually from the date of grant.
(3)    Reflects the amounts earned in 2022, 2023, 2024, and 2025 under the NuScale Professional Incentive Compensation Plan.
(4)    A one-time bonus was granted to Mr. Hopkins in connection with the Closing. Upon hire, Mr. Hamady was granted a one-time signing bonus in 2023.
(5)    Includes any/all of the following: Company matching 401(k) contributions, Company cost share of medical and dental insurance premiums, taxable value of Company-provided life insurance plans, HRA administrative fees, taxable value of Company-provided long term disability insurance, Company payout of unused sick leave,
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 44

Company payout of unused vacation, Company contributions to the employee HSA (Health Savings Account) per NuScale's Health/Welfare Benefit Plan(s).
(6)    Mr. Hopkins received a Company cost share of $20,026 for his medical plan premiums and $14,700 for unused sick leave.
(7)    Mr. Hamady received a Company cost of $18,009 for his medical plan premiums.
(8)    Mr. Hamady and Mr. Fisher were not employed by the Company in 2022.
(9)    Mr. Scott received a Company cost share of $28,032 for his medical plan premiums, $14,000 in Company match in his 401(k) Plan.
(10)    Mr. Ghasemian received an RSU Grant of $849,986 upon hire; however, that grant was forfeited upon his termination of employment. Includes a one-time payment of $806,520 upon termination which consisted of $760,000 in severance, $35,126 in COBRA reimbursement and $11,394 in earned but unused vacation payout.
(11)    Mr. Ghasemian was not employed by the company in 2022, 2023 and 2024.
(12)    Mr. Fisher received a Company cost share of $ 12,516 for his medical plan premiums, and $10,708 in Company match in his 401(k) Plan.
(13)    Mr. Reyes received a Company cost share of $20,026 for his medical plan premiums and $14,000 in Company match in his 401(k) Plan.
Employment Agreement
The Company is a party to an Employment Agreement with John Hopkins. The Employment Agreement does not have a specific term and provides that Mr. Hopkins will serve the Company as its President and Chief Executive Officer.  The Employment Agreements provides that while Mr. Hopkins is employed with the Company, he will have an annual base salary of not less than $600,000, will participate in our annual bonus program with a target bonus of not less than 75% of his base salary, and will participate in the Company’s benefits programs available to employees generally.  For a discussion of the termination and severance provisions of the Employment Agreement, see “Executive Employment Agreement, Executive Severance Policy and Executive Change in Control Plan” below.
2025 Incentives and Equity Grants
The following table shows the potential payouts for our 2025 for cash incentives and/or actual payouts for our equity grants for all NEOs.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 45

Grants of Plan-Based Awards
Name	Type of Award	Grant Date	Potential Payouts under our non-equity (cash) incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: # of shares of stock or units (#)	All other option awards: # of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date fair value of stock and option awards ($)
			Threshold ($)	Target(1) ($)	Maximum ($)(2)	Threshold ($)	Target ($)	Maximum ($)
John L. Hopkins	RSU	02/28/25	318,500	637,000	1,274,000				168,702			$2,899,987
	SO
R. Ramsey Hamady	RSU	02/28/25	83,000	166,000	332,000				75,625			$1,299,994
	SO
Clayton Scott	RSU	02/28/25	85,800	171,600	343,200				69,808			$1,200,000
	SO
Shahram Ghasemian	RSU	06/30/25	80,000	160,000	320,000				21,486			$849,986
	SO
Carl Fisher	RSU	02/28/25	89,600	179,200	358,400				58,173			$999,994
	SO
Jose Reyes	RSU	02/28/25	83,600	167,200	334,400				46,538			$799,988
	SO
(1)100% of base salary for Mr. Hopkins; 40% of base salary for all others
(2)Maximum payout is 2X target

For a discussion of the terms of these awards, please see the “Compensation Discussion and Analysis” section above.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 46

Outstanding Equity Awards at Fiscal Year-End
The following illustrates outstanding equity awards held by the NEOs as of December 31, 2025.

Outstanding Equity Awards Held by NEOs as of December 31, 2025
		Option Awards				Stock Awards (RSUs)
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date(1)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)
John L. Hopkins	07/08/22	—	—	—	—	—	—
	02/28/23	—	—	—	—	39,284	$ 556,654
	02/28/24	—	—	—	—	208,334	$ 2,952,093
	02/28/25	—	—	—	—	168,702	$ 2,390,507
	02/14/18	664,568	—	$3.41	02/14/28	—	—
	03/31/21	259,800	—	$6.41	03/31/31	—	—
	02/28/24	208,333	416,667	$3.20	02/28/34	—	—
R. Ramsey Hamady	08/26/23	—	—	—	—	76,923	$ 1,089,999
	02/28/24	—	—	—	—	88,542	$ 1,254,640
	02/28/25	—	—	—	—	75,625	$ 1,071,606
	02/28/24	8,541	177,084	$3.20	02/28/34	—	—
Clayton Scott	07/08/22	—	—	—	—	—	—
	02/28/23	—	—	—	—	19,054	$ 269,995
	02/28/24	—	—	—	—	52,084	$ 738,030
	02/28/25	—	—	—	—	69,808	$ 989,179
	02/28/24	52,083	104,167	$3.20	02/28/34	—	—
Carl Fisher	08/04/23	—	—	—	—	42,625	$ 603,966
	02/28/24	—	—	—	—	104,167	$ 1,476,046
	02/28/25	—	—	—	—	58,173	$ 824,311
	02/28/24	104,166	208,334	$3.20	02/28/34	—	—
Jose Reyes	02/28/23	—	—	—	—	26,640	$ 377,484
	02/28/24	—	—	—	—	62,500	$ 885,625
	02/28/25	—	—	—	—	46,538	$ 659,443
	02/14/18	790,555	—	$3.41	02/14/28	—	—
	03/31/21	190,866	—	$6.41	03/31/31	—	—
	02/28/24	62,500	125,000	$3.20	02/28/34	—	—
(1) Expiration date is 10 years from grant date.
(2) Based on stock price of $14.17 as of December 31, 2025.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 47

Equity Grants that Vested in 2025
The following table shows all equity awards that vested in 2025 from previous grants and awards by our NEOs:

Option Exercises and Stock Vested Table(1)
	Option Awards		Stock Awards (RSUs)
Name	Number of Shares acquired on exercise (#)(2)	Value realized on exercise ($)(3)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
John L. Hopkins	664,568	$9,721,765	192,470	$ 3,321,794(4)
R. Ramsey Hamady	80,000	$ 1,914,800	121,193	$ 3,531,768(5)
Clayton Scott	—	—	67,970	$ 1,174,581(6)
Shahram Ghasemian	—	—	—	—
Carl Fisher	—	—	94,708	$ 2,744,379(7)
Jose Reyes	99,000	$ 2,574,801	90,570	$ 1,565,722(8)
(1)Vested from Plan Years 2022, 2023 and 2024
(2)All shares exercised and sold so no shares were retained.
(3)Value calculated by subtracting exercise price from FMV on day of exercise.
(4)143,451 shares vested on 2/28/25 with an SMR closing price of $17.19 a share; 49,019 shares vested on 5/2/25 with an SMR closing price of $17.46 a share
(5)44,270 shares vested on 2/28/25 with an SMR closing price of $17.19 a share; 76,923 shares vested on 8/26/25 with an SMR closing price of $36.02 a share
(6)45,095 shares vested on 2/28/25 with an SMR closing price of $17.19 a share; 22,875 shares vested on 5/2/25 with an SMR closing price of $17.46 a share
(7)52,083 shares vested on 2/28/25 with an SMR closing price of $17.19 a share; 42,625 shares vested on 8/4/25 with an SMR closing price of $43.38 a share
(8)57,891 shares vested on 2/28/25 with an SMR closing price of $17.19 a share; 32,679 shares vested on 5/2/25 with an SMR closing price of $17.46 a share

Executive Employment Agreement, Executive Severance Policy and Executive Change in Control Plan
Employment Agreement for John L. Hopkins
The employment agreement for Mr. Hopkins provides that if employment is terminated by us without “cause,” other than in connection with a change of control, Mr. Hopkins will be entitled to severance consisting of (i) a lump sum equal to one year’s base salary plus target bonus; (ii) a pro-rated portion of the current year’s annual bonus; (iii) continued medical, dental and vision coverage for up to 18 months; (iv) reimbursement of outplacement services expenses incurred in the 12 months following termination up to $25,000; (v) any equity based compensation awards, other than performance-based equity awards, that are outstanding will continue to vest as if the executive was still employed; (vi) any performance-
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 48

based equity awards will, to the extent the performance criteria are met, be earned at 100% of target, pro-rated based on the number of months the executive worked during the performance period; and (vii) all outstanding retention awards will fully vest. If employment is terminated by us without “cause” or by the executive for “good reason,” each in connection with a change in control, the executive will be entitled to receive severance consisting of (a) a lump-sum equal to three years’ base salary plus target bonus; (b) if the successor fails to assume the annual incentive plan, a pro-rated portion of any annual bonus; (c) continued medical, dental and vision coverage for up to 18 months; (d) reimbursement of outplacement services expenses incurred in the 12 months following termination up to $25,000; (e) the full vesting of any retention awards; and (f) the full vesting of all equity awards other than any performance-based awards and, with respect to any performance based awards, vesting at 100% of target. Mr. Hopkins is the only NuScale executive with an individual employment contract.
In the employment agreement, (1) “cause” is defined as commission of any felony or any crime involving moral turpitude or dishonesty; participation in a fraud against NuScale or any of its affiliates; willful and material breach of the executive’s duties that has not been cured within 30 days after written notice from NuScale of such breach; intentional and material damage to NuScale’s or any of its affiliates’ property; material violation of any policy of NuScale or any of its affiliates or material breach by the executive of his Employee Proprietary Information and Inventions Assignment Agreement with NuScale; and (2) “good reason” is defined as a material diminution of the executive’s aggregate compensation, including, without limitation, base salary, annual bonus opportunity, and equity incentive compensation opportunities (other than a base salary, annual bonus opportunity, or equity compensation opportunity reduction of not more than 20% applicable to all similarly situated employees); a material diminution of the executive’s authority, duties or responsibilities; or any other action or inaction that constitutes a material breach by NuScale of the agreement under which the executive provides services (e.g., failure of the successor to assume the employment agreement or breach of same).
NuScale’s obligation to make the severance payments, and Mr. Hopkins’ right to retain the payments, is wholly conditioned on the executive providing a general release of claims in favor of NuScale and continuing to comply with his obligations under the employment agreement, including the restrictive covenants. The employment agreement contains (i) a perpetual confidentiality covenant; (ii) noncompetition and non-solicitation of business partners covenants during employment and for one year thereafter; (iii) a non-solicitation covenant with respect to employees and other service providers during employment and for twelve months thereafter; and (iv) a non-disparagement obligation.
The employment agreement also provides that, regardless of whether Mr. Hopkins’ employment is terminated, if there is a change in control and (i) if the successor does not assume NuScale’s annual incentive plan, the annual bonus will be paid in the amount of the target bonus; (ii) if the successor does
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 49

not assume any outstanding retention awards, then such awards will become immediately fully vested; (iii) if the successor does not assume the equity compensation plan in which the executive participates or grant comparable awards in substitution of the outstanding awards under any such plan, then any outstanding equity-based compensation awards granted to the executive under such plan, other than performance-based equity awards, will become immediately fully vested, and any performance-based equity awards will immediately vest at target levels.
NuScale and each of its executive officers who were employed at the Closing, other than Mr. Hopkins, are parties to an Agreement to Terminate Employment Agreement, which took effect at the Closing and includes an agreement by each executive to be bound by NuScale’s executive severance policy and executive change in control plan.
Executive Severance Policy
NuScale’s executive severance policy for its executives who do not have employment agreements provides that if employment is terminated by us without “cause,” the executive will be entitled to severance consisting of a lump sum equal to one year’s base salary plus target bonus; (ii) continued medical, dental and vision coverage for up to one year; and (iii) the vesting of all equity awards other than performance-based awards as and if provided in the award agreements and, with respect to performance based awards, and other awards subject to further vesting, such unvested awards will be terminated. “Cause” in the policy has the same meaning as in the President and Chief Executive Officer’s employment agreement described above. NuScale’s obligation to make the severance payments is wholly conditioned on the executive providing a general release of claims in favor of NuScale.
Executive Change in Control Plan
NuScale’s change in control plan for each of its executives who do not have employment agreements provides that if the executive’s employment is terminated within two years following a change of control by us without “cause,” or by the executive for “good reason” the executive will be entitled to severance consisting of (i) a lump sum equal to one or one and a half times the executive’s base salary plus target bonus (based on the executive’s title); (ii) a prorated annual bonus at target; (iii) continued medical, dental and vision coverage for up to one year; (iv) reimbursement of outplacement services expenses incurred in the 12 months following termination up to $25,000; and (v) the full vesting of all equity awards other than performance-based awards and, with respect to performance-based awards, vesting based on 100% of target. “Cause” and “good reason” in these agreements have the same meanings as in the President and Chief Executive Officer’s employment agreement described above. A change of control includes a person or group holding more than 25% of either (1) the then-outstanding shares of common stock of NuScale or
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 50

(2) the combined voting power of the then outstanding voting securities of NuScale entitled to vote generally in the election of our Board.
Our obligation to make the severance payments, and the executive’s right to retain the payments, is conditioned on the executive providing a general release of claims in favor of NuScale and continuing to comply with his or her obligations under the Company’s severance policy, including the following restrictive covenants: (i) a perpetual confidentiality covenant; (ii) noncompetition and non-solicitation of business partners covenants during employment; (iii) a non-solicitation covenant with respect to employees and other service providers during employment and for twelve months thereafter; and (iv) a non-disparagement obligation.
The change in control plan also provides that, regardless of whether the executive’s employment is terminated, if there is a change in control and (i) if the successor does not assume NuScale annual incentive plan, the annual bonus will be paid in the amount of the target bonus; (ii) if the successor does not assume any outstanding retention awards, then such awards will become immediately fully vested; (iii) if the successor does not assume the equity compensation plan in which the executive participates or grant comparable awards in substitution of the outstanding awards under any such plan, then any outstanding equity-based compensation awards granted to the executive under such plan, other than performance-based equity awards, will become immediately fully vested, and any performance-based equity awards will immediately vest at target levels.
Mr. Hopkins’ employment agreement and the executive change in control plan and severance policies provide that, if payments to an executive pursuant to any of these instruments (when considered with all other payments made to the executive as a result of a change in control that are subject to section 280G of the Code)) (the amount of all such payments, collectively, the “Parachute Payment”) results in the executive becoming liable for the payment of any excise taxes pursuant to section 4999 of the Code, together with any interest or penalties with respect to such excise tax (“280G Excise Tax”), then NuScale will automatically reduce (the “Reduction”) the executive’s Parachute Payment to the minimum extent necessary to prevent the Parachute Payment (after the Reduction) from being subject to the 280G Excise Tax, but only if, by reason of the Reduction, the after-tax benefit of the reduced Parachute Payment exceeds the after-tax benefit if such Reduction were not made. If the after-tax benefit of the reduced Parachute Payment does not exceed the after-tax benefit if the Parachute Payment is not reduced, then the Reduction will not apply. If the Reduction is applicable, the Parachute Payment will be reduced in such a manner that provides the executive with the best economic benefit and, to the extent any portions of the Parachute Payment are economically equivalent with each other, each will be reduced pro rata.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 51

Potential Cash Payments Upon Termination or Change in Control

Potential Cash Payments Upon Termination or Change in Control
Payment Type
Name	Salary (Termination without cause, absent a CIC)(1)	Salary (Termination without cause or for good reason in connection with a CIC)(2)	Bonus (Termination without cause absent a CIC)(3)	Bonus (Termination without cause or for good reason in connection with a CIC)(4)	Vacation Payout (5)(7)	COBRA (6)(7)	Outplacement Fees (7)	Total Cash Payment (Termination without cause, absent a CIC)	Total Cash Payment (Termination without cause or for good reason in connection with a CIC)
John L. Hopkins	$ 637,000	$ 1,911,000	$ 637,000	$ 1,911,000	$ 39,200	$ 43,775	$ 25,000	$ 1,381,975	$ 3,929,975
R. Ramsey Hamady	$ 415,000	$ 622,500	$ 166,000	$ 249,000	$ 58,800	$ 26,663	$ 25,000	$ 691,463	$ 981,963
Clayton Scott	$ 429,000	$ 643,500	$ 171,600	$ 257,400	$ 44,100	$ 41,250	$ 25,000	$ 710,950	$ 1,011,250
Shahram Ghasemian	$ 400,000		$ 360,000		$ 11,394	$ 35,126		$ 806,520(8)
Carl Fisher	$ 448,000	$ 672,000	$ 179,200	$ 268,800	$ 24,500	$ 29,184	$ 25,000	$ 705,844	$ 1,019,484
Jose Reyes	$ 418,000	$ 627,000	$ 167,200	$ 250,800	$ 1,225	$ 29,184	$ 25,000	$ 640,609	$ 933,209
(1)    One year
(2)    3 years for Mr. Hopkins; 1.5 years for all others
(3)    100% of annual salary for Mr. Hopkins; 40% of annual salary for all others
(4)    3 years X target for Mr. Hopkins; 1.5 years X target for all others, plus a prorated portion of the current year's bonus calculated on the date of termination
(5)    Calculated as of December 31, 2025. Will vary depending on the effective date of termination.
(6)    18 months for Mr. Hopkins; 12 months for all others
(7)     Vacation payout, COBRA and outplacement fees are paid with or without a change in control
(8)     Reflects actual amounts paid upon termination
Potential Equity Payments Upon Termination or Change in Control

Potential Equity Payments Upon Termination or Change-in-Control
	Option Awards		Stock Awards (RSUs)
Name	Unvested Shares (#)	Unvested Value ($)(1)	Unvested Shares (#)	Unvested Value ($)(2)
John L. Hopkins	416,667	$ 4,570,837	416,320	$ 5,899,254
R. Ramsey Hamady	88,542	$ 1,942,611	241,090	$ 3,416,245
Clayton Scott	52,084	$ 571,351	140,946	$ 1,997,205
Carl Fisher	104,167	$ 2,285,413	204,965	$ 2,904,354
Jose Reyes	62,500	$ 1,371,250	135,678	$ 1,922,557
(1)Based on stock price of $14.17 as of December 31, 2025 minus exercise price.
(2)Based on stock price of $14.17 as of December 31, 2025.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 52

Termination Due to Death
In case of death, the executive’s beneficiary would receive a payout equal to the earned but unpaid portion of the deceased’s salary at the time of death, any earned but unused vacation accrued, a prorated portion of the deceased’s annual bonus at target and 18 months of COBRA reimbursement.
CEO Pay Ratio
Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total annual compensation for 2025 was $4,084,073, and the total annual compensation for 2025 of our median compensated employee (excluding our CEO) was $180,332. Accordingly, we estimate the ratio of our CEO’s total annual compensation for 2025 to the total annual compensation for 2025 of our median compensated employee to be 23 to 1.
We identified the median compensated employee by taking into account the total taxable compensation for 2025 for all individuals, excluding our CEO, who were employed by us on December 31, 2025. We did not make any assumptions, adjustments or estimates with respect to their total taxable compensation for 2025, and we did not annualize the compensation for any employees who were not employed by us for all of 2025.
Once the median compensated employee was identified as described above, that employee’s total annual compensation for 2025 was determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology.
This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 53

Pay versus Performance
The following table shows NuScale’s Pay versus Performance for its Principal Executive Officer (“PEO”) and NEOs from 2022-2025.

Pay versus Performance
Year	Summary Compensation Table Total for PEO(1)	Compensation actually paid to PEO	Average summary compensation table total for non-PEO NEOs(2)	Average compensation actually paid to non-PEO NEOs(2)	Value of initial fixed $100 investment based on:		Net income (loss) (in millions)(5)	Cash and Investment Balances (in millions)(6)
					Total shareholder return(3)	Peer group total shareholder return(4)
2025	$4,084,073	$33,105	$1,699,642	$563,111	$325.71	$145.46	$(664.5)	$1,292.3
2024	$3,428,071	$ (7) 18,648,223	$1,464,367	$ (7) 7,939,536	$264.64	$76.80	$ (7) (348.4)	$406.7
2023	$2,280,220	$ (7) 469,778	$1,378,289	$ (7) 610,208	$15.26	$90.60	$(180.1)	$125.4
2022	$3,210,627	$ (7) 3,234,180	$1,452,098	$ (7) 7,939,536	$111.63	$107.30	$(141.6)	$244.2
(1)    John L. Hopkins is NuScale’s only PEO.
(2)    Non-PEO Executives: R. Ramsey Hamady (2023-2025), Jose Reyes, Clayton Scott, and Carl Fisher (2023-2025) and Shahram Ghasemian (2025).
(3)    Cumulative TSR is calculated based on the value of an initial fixed investment of $100 on May 2, 2022 (the date of the Closing), assuming reinvestment of dividends.
(4)    The peer group used for calculating peer group TSR consists of publicly traded companies in the nuclear or energy transition industries comprised of Ballard Power Systems Inc., Bloom Energy Corporation, BWX Technologies, Inc., Enphase Energy, Inc., Enovix Corporation, FuelCell Energy, Inc., Plug Power Inc., Oklo Inc. and SolarEdge Technologies, Inc.
(5)    The amounts represent net loss reflected in our audited financial statements for each applicable year.
(6)    The amounts represent cash and cash equivalents, restricted cash, short-term investments and investments, as reflected in our audited financial statements for each applicable year.
(7)    The values indicated have been updated from the 2024 Pay Versus Performance disclosure as reported in our 2025 Proxy Statement in order to correct an inadvertent error in the calculation of such values for the years 2022 through 2024.
Director Compensation
Compensation for Board service includes an annual $80,000 cash retainer (or stock equivalent); plus $50,000 (or stock equivalent) for the non-Executive Chair of the Board; and $30,000 (or stock equivalent) for the Lead Independent Director if one is appointed separate from the non-Executive Chair of the Board. All amounts are payable quarterly in arrears.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 54

We also pay additional annual cash retainers, quarterly in arrears, for committee members as follows:

Committee(1)	Member	Additional to Chair
Audit	$ 10,000	$ 12,500
Compensation	$ 7,500	$ 8,000
Nominating and Governance	$ 5,000	$ 6,500
(1) Directors who are employed by us or Fluor are not compensated for their services.
In addition, the Special Committee was formed on July 27, 2025 and disbanded on February 24, 2026. The Special Committee members received a quarterly retainer of $25,000. Finally, the non-employee directors are each granted (i) time-based Restricted Stock Unit (“RSU”) awards with a grant value equal to $110,000 annually, that vest quarterly over one year, and (ii) one-time RSU awards when they joined the Board with a grant value equal to $110,000, that vest quarterly over three years.
The Board relied on the Compensation Consultant to help it develop the compensation plan described above. The Compensation Consultant was retained by the Company at the direction of the Compensation Committee. The Compensation Committee directs when the Compensation Consultant is engaged. Since the initial engagement, the Compensation Consultant has been providing recommendations regarding executive compensation and Board compensation.
The Compensation Consultant provides competitive data and makes recommendations to the Board on pay levels and program structure. The last review was conducted in February 2023, at which time, the Board approved an increase of $30,000 to the annual RSU award, bringing the program to the median of a group of comparable peer companies.
No additional changes were made to the program for fiscal 2024 and for fiscal 2025. For fiscal 2026, as approved in November 2025, the Board adopted the Deferred Compensation Plan, allowing directors to defer up to 100% of annual cash and equity compensation until termination from the Board.
Ownership Requirements
Non-employee and non-Fluor directors are required to acquire and retain the net after-tax shares received as compensation until accumulated holdings have a market value equal to 5x annual cash retainer.
Summary Director Compensation Table
The following table shows the total compensation paid, as well as the grant date fair value of all equity awards granted, during the fiscal year ended December 31, 2025, to each of our non-employee directors. Directors who are employed by us or Fluor are not compensated for their service on our Board.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 55

2025 Director Compensation
Name	Fees earned in cash or shares	Grant Date Fair Value of RSUs(1)	Total
Alan L. Boeckmann(2)	$ 143,842	$ 109,965	$ 253,808
Bum-Jin Chung(3)	$ 127,935	$ 109,965	$ 237,900
Shinji Fujino(4)	$ 132,935	$ 109,965	$ 242,900
James T. Hackett(5)	$ 6,047	$ 0	$ 6,047
Kent Kresa(6)	$ 152,935	$ 109,965	$ 262,900
Diana Walters	$ 90,000	$ 109,965	$ 199,965
Kimberly O. Warnica(7)	$ 98,219	$ 109,965	$ 208,185
(1)The amounts reported in the Grant Date Fair Value of RSUs column represent the aggregate grant date fair value computed in accordance with ASC 718 for RSUs granted in 2025. For 2025, each independent director was credited with 3,109 RSUs with a grant date fair value equal to the closing price of our stock, $35.37, on the grant date, May 28, 2025, vesting in four equal quarterly installments beginning on August 28, 2025. Each independent director had 1,555 outstanding unvested RSUs as of December 31, 2025.
(2)Mr. Boeckmann was appointed as Chair of the Board and Compensation Committee effective January 15, 2025, and his fees were prorated for 76 days during the first quarter of 2025. He became a member of the Nominating and Governance Committee effective November 18, 2025, and his fees were prorated for 44 days during the fourth quarter of 2025.
(3)Dr. Chung was named as member of the Special Committee effective July 27, 2025 and his fees were prorated for 66 days during the third quarter of 2025.
(4)Mr. Fujino was named as member of the Special Committee effective July 27, 2025 and his fees were prorated for 66 days during the third quarter of 2025.
(5)Mr. Hackett was Chair and member of the Board, a member of the Compensation Committee and Audit Committee through January 15, 2025. His fees were prorated for 14 days during the first quarter of 2025. Mr. Hackett resigned from the Board on January 15, 2025.
(6)Mr. Kresa was named chair of the Special Committee effective August 26, 2025, with no additional compensation for serving as chair, and his fees were prorated for 66 days during the third quarter of 2025.
(7)Ms. Warnica was a member of the Audit Committee through January 15, 2025, and her fees were prorated 14 days during the first quarter of 2025. She became a member of the Nominating and Governance Committee on January 15, 2025 and her fees were prorated 76 days during the first quarter of 2025. She was named Chair and member of the Nominating and Governance Committee effective February 24, 2025 and her fees were prorated for the 36 days during the first quarter of 2025.

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 56

PROPOSAL 1: ELECTION OF DIRECTORS
Our Bylaws provide that our Board must consist of not fewer than five nor more than eleven directors. Our Board currently consists of eight members, five of whom have served since May 2022, when we completed the Closing, with two members being appointed in December 2022, one member being appointed in December 2023 and one member being appointed in December 2024. We have jointly agreed with Alvin Collins, III, that he will not stand for re-election at the Annual Meeting.
Our Board has nominated two additional directors for election at the Annual Meeting, Mr. Harshaw and Dr. Klein, and approved an increase in the size of the Board to nine directors. Each nominee will be elected to serve until the next annual meeting or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.
The table below sets forth information with respect to the individuals that our Board has nominated to serve as directors:
PROPOSAL 1: ELECTION OF DIRECTORS

Name	Age

Alan L. Boeckmann	77
Bum-Jin Chung	61
Shinji Fujino	63
Stuart Harshaw	58
John L. Hopkins	72
Dale Klein	78
Kent Kresa	88
Diana Walters	62
Kimberly O. Warnica	52
Upon the recommendation of our Nominating and Governance Committee, our Board has nominated the above individuals as directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board.
Vote Required. Directors shall be elected if the number of votes cast for any such director exceeds the number of votes cast against such director by the stockholders present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class.
The Board recommends supporting the election of the above-named directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of the above individuals as directors.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 57

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are asking stockholders to vote on an advisory resolution to approve the Company’s executive compensation as reported in this proxy statement.
We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 28, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of NuScale Power Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2026 annual meeting of stockholders.
This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program. At our 2025 annual meeting of stockholders, a majority of stockholders voted to have a “say on pay” vote each year. As a result, we will conduct an advisory vote on executive compensation annually at least until the next stockholder advisory vote on the frequency of such votes. It is expected that the next such “say on pay” vote will occur at the 2027 annual meeting of stockholders.
Vote Required. The affirmative vote of at least a majority of the voting power of the shares of common stock present in person or represented by proxy and entitled to vote on the subject matter, is required to approve the advisory resolution to approve executive compensation. The Board recommends a vote “FOR” the Advisory Resolution to Approve Executive Compensation.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 58

PROPOSAL 3:    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has engaged Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. We are asking our stockholders to ratify the selection of EY as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. If our stockholders do not ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of NuScale and our stockholders. Representatives of EY are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Vote Required. The affirmative vote of at least a majority of the voting power of the shares of common stock present in person or represented by proxy and entitled to vote on the subject matter, is required to approve the ratification of the appointment of EY as our independent registered accounting firm.
The Board recommends a vote “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 59

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
Independent registered public accounting firm fees
The following table presents fees for professional audit services and other services provided to NuScale by EY for the fiscal years ended December 31, 2024 and 2025.

Description	2024	2025
Audit Fees	$ 2,427,500	$ 2,249,000
Audit-Related Fees	$ 78,000	$ 0
Tax Fees	$ 90,841	$ 12,120
All other Fees	$ 2,000	$ 2,000
Totals:	$ 2,598,241	$ 2,263,120
Audit Fees. Audit fees relate to professional services rendered in connection with the annual audit, the review of our Quarterly Reports on Form 10-Q, and services performed in connection with other SEC filings, including review of registration statements, comfort letters, and consents.
Audit-Related Fees. Audit-related fees relate to professional services rendered for compliance audits and services for other compliance purposes.
Tax Fees. Tax fees include professional services rendered in connection with tax compliance and preparation of tax returns, as well as for tax consulting and planning services.
All Other Fees.    All other fees relate to professional services and products not included in the categories above.
Pre-Approval Policies. Except as permitted under federal law and SEC rules, all audit and non-audit services performed by EY, and all audit services performed by other independent registered public accounting firms, must be pre-approved by the Audit Committee. All projects reflected in the foregoing table were pre-approved by the Audit Committee. EY may not perform for us any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including any bookkeeping or related services, information systems consulting, internal audit outsourcing, legal services and management or human resources functions. Non-audit services and fees are evaluated by the Audit Committee in assessing the auditor’s independence.

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 60

AUDIT COMMITTEE REPORT

We hereby report that the Audit Committee has:
1.    Reviewed and discussed with management and EY, together and separately, NuScale’s audited consolidated financial statements contained in NuScale’s 2025 Annual Report on Form 10-K.
2.    Discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
3.    Received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY's communications with the Audit Committee concerning independence, and discussed with EY its independence and any relationships that may impact their objectivity and independence.
We also discussed and reviewed the results of the independent registered public accounting firm’s audit of NuScale’s financial statements, the quality and adequacy of NuScale’s internal control over financial reporting and issues relating to auditor independence. In addition, we discussed and reviewed the identification of critical audit matters with management and with EY throughout the year.
Based on our review and discussions with NuScale’s management and independent registered public accountants, we recommended to our Board that the audited financial statements be included in NuScale’s 2025 Annual Report on Form 10-K for filing with the SEC.
Submitted by:

Kent Kresa (Chair)
Shinji Fujino
Diana Walters
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 61

BENEFICIAL OWNERSHIP OF SECURITIES

Unless otherwise provided in the footnotes below, the following table sets forth information regarding the beneficial ownership of Class A and Class B common stock as of March 30, 2026, by:
•each person known by us to beneficially own more than 5% of the outstanding shares of Class A and Class B common stock;
•each of our NEOs;
•each of our current directors and nominees; and
•all of our current directors and executive officers as a group.
Beneficial ownership of shares is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, each person identified in the table below possesses sole voting and investment power with respect to all shares held by them. Shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of March 30, 2026 and shares of Class A common stock subject to RSUs that vest or will vest within 60 days of March 30, 2026 are deemed outstanding for the purpose of calculating the percentage of outstanding shares of the person holding these securities, but are not deemed outstanding for the purpose of calculating the percentage of outstanding shares owned by any other person.
The percentages in the table below are based on 323,734,120 total voting shares comprised of shares of Class A common stock and 19,375,371 shares of Class B common stock issued and outstanding as of March 30, 2026.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 62

Beneficial Ownership of Securities Table

	Shares Beneficially Owned
	Class A common stock		Class B common stock(1)		% of Total Voting Power
Directors and NEOs**	Number	%	Number	%
Alan L. Boeckmann (2)	76,667	*	0	*	*
Bum-Jin Chung (3)	42,491	*	0	*	*
Alvin C. Collins, III	0	*	0	*	*
Shinji Fujino (4)	37,242	*	0	*	*
John L. Hopkins(5)	1,458,052	*	0	*	*
Kent Kresa(6)	86,280	*	0	*	*
Diana Walters(7)	10,712	*	0	*	*
Kimberly O. Warnica(8)	47,459	*	0	*	*
Carl M. Fisher(9)	299,197	*	0	*	*
Robert Ramsey Hamady(10)	194,275	*	0	*	*
José N. Reyes(11)	1,670,311	*	0	*	*
Clayton Scott(12)	237,018	*	0	*	*
Shahram Ghasemian(13)	0	*	0	*	*
All directors and executive officers as a group (13 persons)	4,159,704	1.28%	0	*	*
	Shares Beneficially Owned
	Class A common stock		Class B common stock(1)		% of Total Voting Power
Greater Than Five Percent Holders	Number	%	Number	%
Fluor Enterprises, Inc.(14)	40,400,219	12.68%	463,747	2.4%	12.09%
Japan NuScale Innovation, LLC (15)	0	*	19,285,070	99.3%	5.71%
The Goldman Sachs Group, Inc.(16)	25,511,936	8.01%	0	0%	7.55%
*    Denotes less than 1%.
**    Unless otherwise noted, the business address for each of the persons listed in the table is c/o NuScale Power Corporation, 1100 NE Circle Blvd., Suite 350, Corvallis, OR 97330.
(1)    Each share of Class B common stock represents the right to cast one vote and has no economic rights. Each holder of a share of Class B common stock holds one NuScale Power, LLC Class B Unit which is exchangeable for one share of Class A common stock; upon such exchange, one share of Class B common stock is extinguished.
(2)    Includes an aggregate of (i) 75,889 share beneficially owned and (ii) 778 Restricted Stock Units that will vest as of or within 60 days after March 30, 2026.
(3)    Includes an aggregate of (i) 41,713 share beneficially owned and (ii) 778 Restricted Stock Units that will vest as of or within 60 days after March 30, 2026.
(4)    Includes an aggregate of (i) 36,464 share beneficially owned and (ii) 778 Restricted Stock Units that will vest as of or within 60 days after March 30, 2026.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 63

(5)    Includes an aggregate of (i) 117,018 shares beneficially owned and (ii)1,341,034 shares issuable upon the exercise of Pre-Existing NuScale Options that are currently exercisable or will be within 60 days of March 30, 2026.
(6)    Includes an aggregate of (i) 85,052 share beneficially owned and (ii) 778 Restricted Stock Units that will vest as of or within 60 days after March 30, 2026.
(7)    Includes an aggregate of (i) 9,471 share beneficially owned and (ii) 1,241 Restricted Stock Units that will vest as of or within 60 days after March 30, 2026.
(8)    Includes an aggregate of (i) 46,681 share beneficially owned and (ii) 778 Restricted Stock Units that will vest as of or within 60 days after March 30, 2026.
(9)    Includes an aggregate of (i) 90,864 shares beneficially owned, (ii) 208,333 shares issuable upon the exercise of Pre-Existing NuScale Options that are currently exercisable or will be within 60 days of March 30, 2026.
(10)    Includes an aggregate of (i) 97,192 shares beneficially owned, (ii) 97,083 shares issuable upon the exercise of Pre-Existing NuScale Options that are currently exercisable or will be within 60 days of March 30, 2026.
(11)    Includes an aggregate of (i) 563,890 shares beneficially owned, (ii) 1,106,421 shares issuable upon the exercise of Pre-Existing NuScale Options that are currently exercisable or will be within 60 days of March 30, 2026.
(12)    Includes an aggregate of (i) 132,852 shares beneficially owned, (ii) 104,166 shares issuable upon the exercise of Pre-Existing NuScale Options that are currently exercisable or will be within 60 days of March 30, 2026.
(13) Mr. Ghasemian separated from the Company on October 20, 2025. Beneficial ownership information is based on information contained in the last Form 4 filed by Mr. Ghasemian with the SEC prior to March 30, 2026.
(14)    Based on Amendment Number 7 to Schedule 13D/A filed with the SEC on February 17, 2026 by Fluor Corporation either directly or through its affiliates that reflects shares of common stock beneficially owned as of February 13, 2026. Such report indicates that Fluor Corporation has shared voting and dispositive power over 40,400,219 shares of Class A common stock held in the name of Fluor Enterprises Inc. and shared voting and dispositive power over 463,747 shares of Class B common stock held in the name of NuScale Holdings Corp. Fluor Enterprises Inc. is the majority owner of NuScale Holdings Corp. and therefore has voting and dispositive power with respect to all shares owned by NuScale Holdings Corp. Fluor Corporation owns all of Fluor Enterprises Inc. and therefore has voting and dispositive power with respect to all shares owned by Fluor Enterprises Inc. and NuScale Holdings Corp. The business address of Fluor Corporation and Fluor Enterprises, Inc. is 6700 Las Colinas Blvd., Irving, Texas 75039. The business address for NuScale Holdings Corp. is 1100 NE Circle Blvd., Suite 350, Corvallis, OR 97330.
(15)    Based on Amendment No. 2 to Schedule 13D/A filed with the SEC on November 27, 2024 by Japan NuScale Innovation, LLC (“JNI”) that reflects shares of common stock beneficially owned as of November 25, 2024, which includes 19,285,070 shares of Class B common stock held in the name of JNI (the “JNI Class B Shares”). Japan Bank for International Cooperation (“JBIC”), JGC America, Inc. (“JGC America”), IHI Americas Inc. (“IHI America”), and Chubu Global Investment Americas Inc. (“Chubu Americas”) collectively own 100% of the equity interests in JNI and consequently each may be deemed to indirectly possess shared voting power over, and therefore beneficially own, the JNI Class B Shares. JGC Holdings Corporation (“JGC”) is the sole shareholder of JGC America and consequently may be deemed to indirectly possess shared voting power over, and therefore beneficially own, the JNI Class B Shares. IHI Corporation (“IHI”) is the sole shareholder of IHI America and consequently may be deemed to indirectly possess shared voting power over, and therefore beneficially own, the JNI Class B Shares. Chubu Electric Power Co., Inc. (“Chubu”) is the sole shareholder of Chubu Americas and consequently may be deemed to indirectly possess shared voting power over, and therefore beneficially own, the JNI Class B Shares. Such report indicates that JNI has shared voting power over the JNI Class B Shares and shared dispositive power over 19,285,070 of the JNI Class B Shares. The business address of JNI and JGC America is 3151 Briarpark Drive, Suite 400, Houston, Texas 77042. The business address of JBIC is 4-1, Ohtemachi 1-Chome, Chiyoda-Ku, Tokyo 100-8144, Japan. The business address of JGC is 2 Chome-3-1 Minatomirai, Nishi Ward, Yokohama, Kanagawa 220-6001, Japan. The business address of IHI is Toyosu IHI Building, 1-1, Toyosu 3-chome, Koto-ku, Tokyo 135-8710, Japan. The business address of IHI America is 1251 Avenue of the Americas, Suite 750, New York, New York 10020. The business address of Chubu is 1, Higashi-shincho, Higashi-ku, Nagoya, Aichi 461-8680, Japan. The business address of Chubu Americas is c/o Chubu Electric Power Co., Inc., 1, Higashi-shincho, Higashi-ku, Nagoya, Aichi 461-8680, Japan.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 64

(16)    Based on Schedule 13G filed with the SEC on January 6, 2026, by The Goldman Sachs Group, Inc. (“Goldman”) that reflects shares of common stock beneficially owned as of December 31, 2025. Such report indicates that Goldman has shared voting over 25,511,732.04 shares and shared dispositive power over 25,511,899.04 shares. The business address of Goldman is 200 West Street, New York, NY 10282.

    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 65

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Class A common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. In addition to requiring prompt disclosure of open-market purchases or sales of Company shares, Section 16(a) applies to technical situations. NuScale maintains and regularly reviews procedures to assist NuScale in identifying reportable transactions and assists our directors and executive officers in preparing reports regarding their ownership and changes in ownership of our securities and filing those reports with the SEC on their behalf. Based solely upon a review of filings with the SEC, a review of Company records and written representations by our directors and executive officers, NuScale believes that all Section 16(a) filing requirements were complied with for 2025, with the following exceptions: On behalf of Jose Reyes, NuScale filed one late Form 4 regarding two reportable transactions that occurred on July 1, 2025.
ADDITIONAL INFORMATION

If you have questions about the Annual Meeting, or if you need to obtain copies of the enclosed proxy statement, proxy card or other documents incorporated by reference in the proxy statement, you may contact NuScale’s proxy solicitor listed below. You will not be charged for any of the documents you request.
Broadridge Financial Solutions, Inc.
One Park Avenue, 12th Floor
New York, NY 10016
Stockholders may call toll free: (800) 322-2885
Banks and Brokers may call collect: (212) 929-5500
To receive timely delivery of the documents in advance of the Annual Meeting to be held on May 29, 2026, you must request the information no later than five business days prior to the date of the Annual Meeting, by May 22, 2026.
You should rely only on information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from the information contained in or incorporated by reference into this document. This document is dated April 15, 2026. You should not assume that the information contained in, or incorporated by reference into, this document is accurate as of any date other than that date.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 66

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?
The Board sent you the Notice of Internet Availability of Proxy Materials (the “Notice”) and is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2026 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will occur on May 29, 2026, at 1:30 p.m. Pacific Time at www.virtualshareholdermeeting.com/SMR2026.
What is “householding” and how does it affect me?
NuScale has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of stockholders instead of delivering a set to each stockholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Stockholders who receive proxy materials in paper form will continue to receive separate proxy cards to vote their shares. If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (800) 322-2885 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.
What is included in these materials?
These materials include the Notice, this proxy statement and the form of proxy card for the Annual Meeting and our Annual Report to Stockholders, which includes our 2025 Annual Report on Form 10-K. We are first making these materials available to you on the Internet on or about April 15, 2026.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:
1.Elect nine directors to serve until the next annual meeting or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal;
2.Hold a non-binding advisory vote to approve executive compensation;
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 67

3.Ratify the appointment of Ernst & Young LLP (“EY”)as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4.Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote:
•"FOR" the election of nine directors: Alan L. Boeckmann, Bum-Jin Chung, Shinji Fujino, Stuart Harshaw, John L. Hopkins, Dale Klein, Kent Kresa, Diana Walters, and Kimberly O. Warnica;
•“FOR” the approval of a non-binding advisory vote to approve executive compensation; and
•"FOR" the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Who is entitled to vote at the Annual Meeting?
Holders of our Class A common stock and holders of our Class B common stock as of the close of business on March 30, 2026, the record date, may vote at the Annual Meeting. As of the record date, there were 323,734,120 shares of Class A common stock and 19,375,371 shares of Class B common stock outstanding. Each share of Class A common stock and each share of Class B common stock is entitled to one vote per share. Holders of Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. As a stockholder of record, you may vote your shares at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice and, upon your request, the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
If you are a stockholder of record, you may vote:
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 68

•Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
•By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
•During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/SMR2026.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Thursday May 28, 2026.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a "voting instruction form" sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions on the voting instruction form provided to you by your broker, bank or other nominee.
•By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form provided to you by your broker, bank or other nominee.
•By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee.
•During the Annual Meeting. If you obtain a legal proxy from your broker, bank or other nominee, you may vote while participating in the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/SMR2026.
If you received more than one Notice or proxy card, then you hold shares of NuScale common stock in more than one account. You should vote via the Internet, by telephone, by mail or at the Annual Meeting for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to your proxy holder to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 69

nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not described in this proxy statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•Written notice to our Corporate Secretary; or
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone, on the Internet or participating in the Annual Meeting live via the Internet and voting your shares electronically at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote at the Annual Meeting if you obtain a legal proxy as described above.
Can I attend the Annual Meeting?
We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SMR2026. Our virtual Annual Meeting allows stockholders to submit questions and comments before the Annual Meeting. The Annual Meeting webcast will begin promptly at 1:30 p.m. Pacific Time. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 1:00 p.m., Pacific Time, and you should allow ample time for the check-in procedures.
Can I submit questions in connection with the Annual Meeting?
Yes. Stockholders are encouraged to submit questions in advance of the Annual Meeting by visiting www.proxyvote.com before 11:59 p.m. Eastern Time on Thursday, May 28, 2026 and entering their 16-digit “Control Number.” During the Annual Meeting, we will answer as many stockholder-submitted questions related to the business of the Annual Meeting as time permits.
What constitutes a quorum at the Annual Meeting?
The presence, at the virtual meeting or by proxy, of the holders of a majority of the voting power of the shares of our common stock outstanding and entitled to vote at the Annual Meeting must be present in
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 70

person or represented by proxy to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you participate in the Annual Meeting live via the Internet.
Abstentions and withhold votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists.
What is the impact of abstentions, withhold votes and broker non-votes?
Abstentions, withhold votes and broker non-votes are considered "shares present" for the purpose of determining whether a quorum exists, but will not affect any of the proposals at the Annual Meeting. Under NYSE Rule 452, without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm but not on the election of directors or the “say on pay” proposal. Therefore, for your voice to be heard, it is important that you vote.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 71

What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposals	Vote Required	Effects of Broker Non-Votes	Effects of Abstentions
Election of Directors	the number of votes cast for the nominee’s election exceeds the number of votes cast against	None	None
Non-binding advisory vote to approve executive compensation	affirmative vote of at least a majority of the voting power of the shares of common stock present in person or represented by proxy and entitled to vote on the subject matter,	None	Same as vote “against”
Ratification of Appointment of Independent Registered Public Accounting Firm	affirmative vote of at least a majority of the voting power of the shares of common stock present in person or represented by proxy and entitled to vote on the subject matter,	N/A	Same as vote “against”
Who pays for the cost of this proxy solicitation?
We pay all the costs of preparing, mailing and soliciting the proxies. We ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
Why did I receive a Notice rather than a full set of proxy materials?
In accordance with the SEC rules, we have elected to furnish our proxy materials, including this proxy statement and the Annual Report, primarily via the Internet rather than by mailing the materials to
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 72

stockholders. The Notice provides instructions on how to access our proxy materials on the Internet, how to vote, and how to request printed copies of the proxy materials. Stockholders may request to receive future proxy materials in printed form by following the instructions contained in the Notice. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.
How can I obtain NuScale's Form 10-K and other financial information?
Stockholders can access our 2025 Annual Report, which includes our Form 10-K, and other financial information, on our website at www.nuscalepower.com under the caption "Investors." Alternatively, stockholders can request a paper copy of the Annual Report by writing to: NuScale Power Corporation, 1100 NE Circle Blvd., Suite 350, Corvallis, OR 97330, Attention: Corporate Secretary.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 73

2027 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals for consideration at an annual meeting of stockholders must be in writing and must be delivered to: NuScale Power Corporation, 1100 NE Circle Blvd., Suite 350, Corvallis, OR 97330, Attention: Corporate Secretary. We recommend that stockholders submitting proposals or nominations use certified mail, return receipt requested, in order to provide proof of timely receipt.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Statement
For a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy related to our 2027 annual meeting of stockholders, the proposal must comply with Rule 14a-8 under the Exchange Act and must be received by the Company no later than December 16, 2026 (120 days before the anniversary of the date this proxy statement was released to stockholders).
Requirements for Other Stockholder Proposals and Director Nominations
Under the Bylaws, stockholders may nominate a director or bring other business before an annual meeting if written notice containing the information required by the Bylaws is delivered to the Company no earlier than January 29, 2027, and no later than February 28, 2027 (between 120 days and 90 days before the first anniversary of the preceding year’s annual meeting); provided that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 annual meeting of stockholders must provide written notice to our Corporate Secretary setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholders. Such written notice must be provided in accordance with Rule 14a-19 no later than March 30, 2027. If we change the 2027 annual meeting of stockholders of the date of the annual meeting by more than 30 days from the date of the prior year’s annual meeting, your written notice must be received by the later of 60 days prior to the date of the 2027 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the Bylaws as noted above.
    NUSCALE POWER CORPORATION | 2026 PROXY STATEMENT – Page 74

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SMR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89018-P47024 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NUSCALE POWER CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Alan L. Boeckmann
02) Bum-Jin Chung
03) Shinji Fujino
04) Stuart Harshaw
05) John L. Hopkins
06) Dale Klein
07) Kent Kresa
08) Diana J. Walters
09) Kimberly O. Warnica

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. An advisory vote to approve the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.

	For	Against	Abstain
3. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: I also authorize my proxies to vote in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V89019-P47024

NUSCALE POWER CORPORATION
Annual Meeting of Stockholders
May 29, 2026 at 1:30 p.m., Pacific Time
This proxy is solicited by the Board of Directors of NuScale Power Corporation

The undersigned hereby appoints John L. Hopkins and R. Ramsey Hamady, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of NuScale Power Corporation common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of NuScale Power Corporation to be held Friday, May 29, 2026 at 1:30 p.m., Pacific Time, virtually at www.virtualshareholdermeeting.com/SMR2026 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made but the card is signed, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR the advisory resolution to approve the Company's executive compensation under Proposal 2, and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026 under Proposal 3. With respect to such other business as may properly come before the meeting, the named proxies will vote on those matters in their discretion.

Continued and to be signed on reverse side